As filed with the Securities and Exchange Commission on April 16, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEEL DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	3312 (Primary Standard Industrial Classification Code Number)	35-1929476 (I.R.S. Employer Identification No.)

6714 Pointe Inverness Way, Suite 200
Fort Wayne, Indiana 46804
(260) 459-3553
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Keith E. Busse
Chairman and Chief Executive Officer
Steel Dynamics, Inc.
6714 Pointe Inverness Way, Suite 200
Fort Wayne, Indiana 46804
(260) 459-3553
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert S. Walters, Esq.
Barrett & McNagny LLP
215 East Berry Street
Fort Wayne, Indiana 46802
(260) 423-9551

Approximate date of commencement of proposed exchange offer:
as soon as practicable after this registration statement becomes effective.

          If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

7 3/4% Senior Notes due 2016	$500,000,000	$1,000	$500,000,000	$27,900

Guaranties by certain Steel Dynamics Subsidiaries(2)	—	—	—	—

Totals(3)	$500,000,000	$1,000	$500,000,000	$27,900

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933. Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties.

(2)
The subsidiary guarantors and Additional Registrants are: Admetco, Inc.; Atlantic Scrap and Processing—Wilmington, LLC; Auburn Investment Company, LLC; Capitol City Metals, LLC; Carolinas Recycling Group, LLC; Cohen & Green Salvage Co., Inc.; Global Shredding Technologies Ltd., LLC; Industrial Scrap Corporation; Industrial Scrap, LLC; Jackson Iron & Metal Company, Inc.; John W. Hancock, Jr., LLC; Lucky Strike Metals, LLC; Lumberton Recycling Company, Inc.; Marshall Steel, Inc.; Michigan Properties Ecorse, LLC; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Athens Division, LLC; OmniSource Bay City, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Mexico, LLC; OmniSource Southeast, LLC; OmniSource Transport, LLC; OmniSource, LLC; Raeford Salvage Company, Inc.; Recovery Technologies, LLC; Roanoke Electric Steel Corporation; Scientific Recycling Group, LLC; SDI Investment Company ; Shredded Products II, LLC; SOCAR of Ohio, Inc.; Steel Dynamics Sales North America, Inc. ; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc. We neither paid nor received any consideration for any of the guaranties.

(3)
Such amount represents the principal amount of the Notes to be exchanged hereunder.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
Admetco, Inc.	Indiana	423930	35-1414016	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Atlantic Scrap and Processing—Wilmington, LLC	North Carolina	423930	83-0418527	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Auburn Investment Company, LLC	Indiana	423930	20-2929000	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Capitol City Metals, LLC	Indiana	423930	35-1937132	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Carolinas Recycling Group, LLC	South Carolina	423930	57-1075008	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Cohen & Green Salvage Co., Inc.	North Carolina	423930	56-0614099	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Global Shredding Technologies Ltd., LLC	Indiana	423930	35-2026465	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Industrial Scrap Corporation	Indiana	423930	35-2064199	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Industrial Scrap, LLC	Indiana	423930	35-2064308	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Jackson Iron & Metal Company, Inc.	Michigan	423930	38-2604041	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
John W. Hancock, Jr., LLC	Virginia	533110	54-0460919	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
Lumberton Recycling Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Lucky Strike Metals, LLC	Indiana	423930	20-2025059	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Marshall Steel, Inc.	Delaware	533110	62-1527726	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Michigan Properties Ecorse, LLC	Indiana	423930	20-4332346	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
New Millennium Building Systems, Inc.	South Carolina	533110	57-0477521	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
New Millennium Building Systems, LLC	Indiana	533110	35-2083989	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
OmniSource Athens Division, LLC	Indiana	423930	35-2123556	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Bay City, LLC	Indiana	423930	36-4544347	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Corporation	Indiana	423930	35-0809317	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Indianapolis, LLC	Indiana	423930	20-4051458	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Mexico, LLC	Indiana	423930	26-0194166	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource Southeast, LLC	Delaware	423930	56-2256626	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
OmniSource Transport, LLC	Indiana	423930	35-2084965	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
OmniSource, LLC	Indiana	423930	35-2046863	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Raeford Salvage Company, Inc.	North Carolina	423930	56-1288568	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Recovery Technologies, LLC	Indiana	423930	35-1942983	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
Roanoke Electric Steel Corporation	Indiana	533110	20-3663442	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Scientific Recycling Group, LLC	Indiana	423930	74-3114069	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
SDI Investment Company	Delaware	533110	51-0397408	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Shredded Products II, LLC	Indiana	533110	20-8714353	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
SOCAR of Ohio, Inc.	Ohio	533110	34-1097158	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Steel Dynamics Sales North America, Inc.	Indiana	533110	32-0042039	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Steel of West Virginia, Inc.	Delaware	533110	55-0684304	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation of Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of each Registrant's Principal Executive Office
Steel Ventures, Inc.	Delaware	533110	55-0740037	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
Superior Aluminum Alloys, LLC	Indiana	423930	35-2007173	7575 West Jefferson Blvd. Fort Wayne, IN 46804 260-422-5541
SWVA, Inc.	Delaware	533110	55-0621605	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553
The Techs Industries, Inc.	Delaware	533110	20-0540361	6714 Pointe Inverness Way, Suite 200 Fort Wayne, IN 46804 260-459-3553

        The Registrant and each Additional Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until such registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Dated April 16, 2009

PROSPECTUS

OFFER TO EXCHANGE
$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR OUTSTANDING
7 3/4% SENIOR NOTES DUE 2016
(WHICH WE REFER TO AS THE EXCHANGE NOTES)
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND FULLY AND UNCONDITIONALLY GUARANTEED BY THE
SUBSIDIARY GUARANTORS LISTED ON THE FIRST PAGE OF THIS PROSPECTUS,
FOR $500,000,000 AGGREGATE PRINCIPAL AMOUNT
OF OUR 7 3/4% UNREGISTERED SENIOR NOTES DUE 2016
(WHICH WE REFER TO AS THE OLD NOTES)
CUSIP No. 858119 AL4 (U.S.)
CUSIP No. U85795 AE9 (Offshore)

        The Offer to Exchange will expire at 5:00 p.m. New York City time, on May [    •    ], 2009 (the 20th business day following the date of this prospectus), unless we extend the Offer to Exchange in our sole and absolute discretion.

        We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the "exchange offer"), to exchange up to $500,000,000 aggregate principal amount of our 7 3/4% Senior Notes due 2016, registered under the Securities Act of 1933, for a like principal amount of our outstanding 7 3/4% Senior Notes due 2016, $375,000,000 of which we issued on April 3, 2008 and $125,000,000 of which we issued on April 18, 2008, without registration under the Securities Act. We refer to the old notes and the Exchange Notes collectively as the "notes."

        We will not receive any cash proceeds from this exchange offer.

        There is no active public trading market for the old notes. We do not intend to apply for listing of the Exchange Notes on any domestic securities exchange or seek approval for quotation through any automated quotation system.

        We will issue the Exchange Notes in fully registered form, without coupons, in denominations of $2,000 of principal amount and multiples of $1,000 in excess thereof. We will pay interest on the Exchange Notes each April 15 and October 15. The first interest payment on the Exchange Notes will be due on October 15, 2009 with interest payable from the May 1, 2009 prior payment of interest date on the old notes. We may redeem up to 35% of the aggregate principal amount of the outstanding notes before April 15, 2011 with net proceeds of one or more sales of our capital stock at a redemption price equal to 107.750% of the principal amount of the Exchange Notes being redeemed, plus accrued interest.

        The terms of the Exchange Notes that we will issue in connection with this exchange offer are identical to the terms of the outstanding old notes in all material respects, except for the elimination of certain transfer restrictions, registration rights and additional interest provisions relating to the outstanding old notes. The Exchange Notes will be issued under the same Indenture as the old notes. See "Summary of the Terms of the Exchange Offer."

        See "Risk Factors" beginning on page 6 of this prospectus for a discussion of risks you should consider before participating in this exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended, which we refer to as the "Securities Act." This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer (as defined herein), we will make this prospectus available to any broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the exchange offer with respect to old notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."

THE DATE OF THIS PROSPECTUS IS APRIL [    •    ], 2009

        You should only rely on the information contained in this prospectus and we have not authorized anyone to provide you with information that is different.

        This prospectus incorporates important business and financial information about us from documents we publicly file with the Securities and Exchange Commission. See the following section entitled "Where You Can Find More Information."

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov and on our website at http://www.steeldynamics.com. Our common stock is quoted on the Nasdaq Global Select Market under the symbol "STLD," and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. Pursuant to General Instruction B.1(a) to Form S-4, we have elected to provide the information regarding us and our business by reference to reports we regularly file with the SEC. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, until the termination of this exchange offer:

  •
  Annual Report on Form 10-K for the year ended December 31, 2008, filed February 27, 2009, including information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for our 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 3, 2009;

  •
  Current Reports on Form 8-K filed March 23, 2009 (with respect to Item 8.01 regarding the filing of a lawsuit against the Company and others) and March 24, 2009 (with respect to Item 8.01 regarding the declaration of a dividend).

        The information incorporated by reference is an important part of this prospectus. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference into this exchange offer modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        The documents incorporated by reference into this prospectus are also available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person by first-class mail, without charge, upon written or oral request. Any request for documents should be made by 5:00 p.m. New York City time on [    •    ], 2009 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

        Requests for documents should be directed to:

Steel Dynamics, Inc.
Investor Relations Department
(Senior Notes Exchange)
6714 Pointe Inverness Way, Suite 200
Fort Wayne, Indiana 46804
(260) 459-3553
(260) 969-3590 (fax)

 SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

        Throughout this prospectus, including documents we may incorporate by reference, we may make statements that express our opinions, expectations, or projections regarding future events or future results, in contrast with statements that reflect historical facts. These predictive statements, which we generally precede or accompany by such typical conditional words as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project" or "expect," or by the words "may," "will" or "should," are intended to operate as "forward looking statements" of the kind permitted by the Private Securities Litigation Reform Act of 1995, incorporated in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. That legislation protects such predictive statements by creating a "safe harbor" from liability in the event that a particular prediction does not turn out as anticipated.

        While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. Forward looking statements are subject to many uncertainties and other variable circumstances, many of which are outside of our control, that could cause our actual results and experience to differ materially from those we thought would occur.

        The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those we may have anticipated or predicted:

  •
  cyclical changes in market supply and demand for steel and recycled ferrous and nonferrous metals; general economic conditions affecting their consumption; U.S. or foreign trade policy affecting the price of these imported materials, or adverse outcomes of pending and future trade cases alleging unlawful practices in connection with imports or exports, including the repeal, lapse or exemptions, from existing U.S. tariffs on imported steel; and governmental monetary or fiscal policy in the U.S. and other major international economies;

  •
  inability to integrate acquired businesses as quickly and effectively as anticipated;

  •
  changes in the availability or cost of recycling ferrous metals or in the availability or cost of iron substitute materials, including pig iron, or other raw materials or supplies which we use in our production processes, as well as periodic fluctuations in the availability and cost of electricity, natural gas or other utilities;

  •
  the occurrence of unanticipated equipment failures and plant outages or the occurrences of extraordinary operating expenses;

  •
  margin compression resulting from our inability to pass increases in costs of raw materials and supplies through to our customers, through price increases or surcharges;

  •
  loss of business from one or more of our major customers or end-users;

  •
  labor unrest, work stoppages and/or strikes involving our own workforce, those of our important suppliers or customers, or those affecting the steel industry in general;

  •
  the impact of, or changes in, environmental laws or in the application of other legal or regulatory requirements upon our production processes or costs of production or upon those of our suppliers or customers, including actions by government agencies, such as the U.S. Environmental Protection Agency or related state agencies, on pending or future environmentally related construction or operating permits;

  •
  private or governmental liability claims or litigation, or the impact of any adverse outcome of any litigation on the adequacy of our reserves, the availability or adequacy of our insurance coverage, our financial well-being or our business and assets;

  •
  increases in interest rates, associated spreads, or other borrowing costs, or the effect of existing loan covenants or restrictions upon the cost or availability of credit to fund operations or to take advantage of other business opportunities;

  •
  changes in our business strategies or development plans which we may adopt or which may be brought about in response to actions by our suppliers or customers, and any difficulty or inability to successfully consummate or implement as planned any planned or potential projects, acquisitions, joint ventures or strategic alliances; and

  •
  the impact of regulatory or other governmental permits or approvals, litigation, construction delays, cost overruns, technology risk or operational complications upon our ability to complete, start-up or continue to profitably operate a project or a new business, or to complete, integrate and operate any potential acquisitions as anticipated.

        We also believe that you should read the many factors described in "Risk Factors" to better understand the risks and uncertainties inherent in our business and underlying any forward looking statements.

        Any forward looking statements which we make in this prospectus or in any of the documents that are incorporated by reference herein speak only as of the date of such statement, and we undertake no ongoing obligation to update such statements. Comparisons of results between current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

MARKET DATA

        We obtained market and competitive position data used in this prospectus, including documents we incorporate by reference, from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified.

PROSPECTUS SUMMARY

        This is an exchange offer for 7 3/4% Senior Notes due 2016 of Steel Dynamics, Inc. The following is a summary of material information about our business, our company and this Exchange Offer. More detailed information concerning these matters appears elsewhere in this prospectus and the information in documents which we incorporate by reference in this prospectus. We also refer you to the section of this prospectus entitled "Risk Factors" for a discussion of certain issues that should be considered in evaluating an investment in the Exchange Notes.

        On April 3, 2008, we issued our 7 3/4% Senior Notes due 2016 in the aggregate principal amount of $375,000,000 under an original indenture dated as of April 3, 2008, among Wells Fargo Bank, National Association, as Trustee, Steel Dynamics, Inc., as issuer, and Admetco, Inc.; Auburn Investment Company, LLC; Capitol City Metals, LLC; Carolina Investment Company, LLC; Global Shredding Technologies Ltd., LLC; Industrial Scrap Corporation; Industrial Scrap, LLC; Jackson Iron & Metal Company, Inc.; John W. Hancock, Jr., LLC; Lucky Strike Metals, LLC; Marshall Steel, Inc.; Michigan Properties Ecorse, LLC; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Athens Division, LLC; OmniSource Bay City, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Mexico, LLC; OmniSource Transport, LLC; OmniSource, LLC; Recovery Technologies, LLC; Roanoke Electric Steel Corporation; Scientific Recycling Group, LLC; SDI Investment Company ; Shredded Products II, LLC; Shredded Products, LLC; SOCAR of Ohio, Inc.; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc., as Subsidiary Guarantors. On April 18, 2008, we issued an additional $125,000,000 aggregate principal amount of the same 7 3/4% Senior Notes due 2016 under a supplemental indenture dated April 18, 2008, among the same parties.

        The Indenture, as amended and supplemented, is referred to herein as the "Indenture." The Exchange Notes offered hereby, in all material respects, are identical to and will be treated identically with the old notes. The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

Steel Dynamics

        We are one of the largest steel producers and one of the largest metals recyclers in the United States based on a current estimated annual steelmaking capability approaching six million tons and actual recycled ferrous materials and brokerage volume of 5.6 million tons of ferrous and 912 million pounds of nonferrous metallics. During 2008, our net sales were $8.1 billion and our actual 2008 steel production was 4.8 million tons. At December 31, 2008, we had approximately 6,650 employees in our various operations throughout the eastern half of the United States.

        Steel Dynamics, Inc. was incorporated in August 1993, in Indiana. We maintain our principal executive offices at 6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804. Our telephone number is (260) 969-3500.

  •
  Steel Operations.  Steel operations include our Flat Roll Division, which operates plants in Butler and Jeffersonville, Indiana; our Structural and Rail Division, which operates a plant in Columbia City, Indiana; our Engineered Bar Products Division, which operates a plant in Pittsboro, Indiana; our Roanoke Bar Division, which operates a plant in Roanoke, Virginia; and our Steel of West Virginia (SWVA) operations in Huntington, West Virginia and Memphis, Tennessee. These operations consist of mini-mills, which produce steel from steel scrap using electric arc furnaces, continuous casting and automated rolling mills. The Techs Industries, Inc. (The Techs) which consists of three facilities in Pittsburgh, Pennsylvania, produces a variety of galvanized sheet products using the substrate material from external suppliers and from our Flat Roll Division. Steel operations accounted for 63% of our consolidated net sales during 2008.

  •
  Metals Recycling and Ferrous Resource Operations.  These operations include a metals recycling component and which consists of the revenues and expenses associated with OmniSource Corporation (OmniSource), our scrap sourcing and processing operations. The ferrous resource component consists of the revenues and expenses associated with our scrap substitute manufacturing facility, Iron Dynamics (IDI) and our Mesabi Nugget and Mesabi Mining, direct iron reduction and mining facilities, currently under development. Output from these operations is used as raw materials within our steel operations or is sold or brokered to third parties. During 2008, approximately 33% of metals recycling and ferrous resource operations' sales were to our steel mills and accounted for 31% of our consolidated net sales during 2008.

  •
  Steel Fabrication Operations.  Steel fabrication operations include our New Millennium Building Systems' plants located in the Midwest and Southeastern part of the United States. Revenues from these plants are generated from the fabrication of trusses, girders, steel joists and steel decking used within the non-residential construction industry. Steel fabrication operations accounted for 5% of our consolidated net sales during 2008.

  Acquisitions

        Recycle South.    On June 9, 2008, we completed our acquisition of Recycle South, LLC, one of the nation's largest, privately-held, regional scrap metal recycling companies, headquartered in Spartanburg, South Carolina. OmniSource (which already owned 25% of Recycle South), acquired the remaining 75% equity interest for a purchase price of approximately $376.3 million. We paid approximately $236.6 million in cash, including transaction costs, and issued 3,938,000 shares of Steel Dynamics, Inc. common stock valued at approximately $139.8 million. In addition, we assumed approximately $144.9 million of net debt, of which approximately $142.8 million was repaid upon the closing of the acquisition. The cash portion of the acquisition was funded from our available cash, which included proceeds from the issuance of the $500 million 7 3/4% senior notes due April 2016. We valued the common stock issued at $35.49 per share based on the average stock price of the company's common stock during the two days before and after the date the acquisition agreement was agreed to and announced (May 8, 2008).

        We purchased Recycle South to expand our metals recycling business. Recycle South provides a significant presence in the southeastern United States through its 22 locations within North Carolina, South Carolina and Georgia. Recycle South's consolidated operating results have been reflected in our financial statements since June 9, 2008 in the metals recycling and ferrous resources reporting segment.

        Sturgis Iron & Metal.    On June 24, 2008, we acquired certain assets of Sturgis Iron & Metal, an operator of scrap collection and processing locations in Indiana, Michigan and Georgia. The assets were purchased for approximately $43.4 million in cash through bankruptcy proceedings and are operated as a part of OmniSource. We purchased these assets to continue the expansion of our metals recycling operations.

  Financing

        At December 31, 2008, our total outstanding debt was $2.65 billion. Our total debt to capitalization ratio, representing our total debt divided by the sum of our total debt and our total stockholders' equity, was 62% at December 31, 2008.

        On March 31, 2008, our five-year senior secured credit facility was amended to increase the commitments of our revolving credit facility by $124 million and our term A loan facility (Term A Loan) by $94 million. The total revolving credit facility commitment is $874 million and at December 31, 2008 there were outstanding borrowings of $366 million. These borrowings were classified as a current maturity because we generally use our free cash flow to reduce the outstanding balance whenever possible. The net proceeds for the additional Term A Loan were used to repay amounts outstanding under the revolving credit facility and for general corporate purposes. The Term A Loan amortizes at 2.5% of the original principal per quarter with the balance due June 2012. The outstanding amount of Term A Loan at December 31, 2008 was $568 million of which $64 million was classified as a current maturity. The amendment to the facility also includes a provision to increase either the revolver credit facility or the Term A Loan by as much as $250 million, under certain circumstances. The combined facilities are due June 2012.

        The senior secured credit agreement is secured by substantially all of our and our wholly-owned subsidiary's receivables and inventories and by pledges of all shares of capital stock and inter-company debt held by us and each of our wholly-owned subsidiaries. The senior secured credit agreement contains financial covenants and other covenants that limit or restrict our ability to make capital expenditures; incur indebtedness; permit liens on property; enter into transactions with affiliates; make restricted payments or investments; enter into mergers, acquisitions or consolidations; conduct asset sales; pay dividends or distributions and enter into other specified transactions and activities. Our ability to borrow funds within the terms of the revolver is dependent upon our continued compliance with the financial covenants and other covenants contained in the senior secured credit agreement.

        During April 2008, we issued $500 million of 7 3/4% senior notes due April 2016, The net proceeds were used to repay amounts outstanding under our revolving credit facility and for general corporate purposes.

 RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such case, the trading price of the Notes could decline, and you may lose all or part of your investment. This prospectus and the information incorporated by reference herein also contain forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Our Industry

Our industry is affected by cyclical and global economic factors including the risk of a prolonged recession.

        Our financial results are substantially dependent upon overall economic conditions in the United States, in Europe and in Asia. A prolonged or a deepening recession in the United States, or globally, could substantially further decrease the demand for our products below already currently depressed levels and adversely affect our business. Many of our products are commodities, subject to cyclical fluctuations in supply and demand in both metal consuming industries and in construction. Metals industries have historically been vulnerable to significant declines in consumption and product pricing during prolonged periods of economic downturn such as at present. Likewise, the pace of construction activity has historically slowed significantly during economic downturns and is already at historically low levels today. Moreover, many of our customers rely on access to credit to adequately fund their operations or to finance construction projects, and the inability of our customers to access credit facilities has affected and may continue to adversely affect our business by reducing our sales, increasing our exposure to uncollectible customer accounts and reducing our profitability.

        Our business supports cyclical industries such as commercial and government construction, energy, metals service center, automotive, petrochemical and original equipment manufacturing. These industries may experience significant fluctuations in demand for our products based on economic conditions, energy prices, consumer demand and decisions by governments to either fund or not to fund infrastructure projects such as highways, bridges, schools, energy plants and airports. Many of these factors are beyond our control. As a result of the volatility in the industries we serve, we may have difficulty increasing or maintaining our level of sales or profitability. If the industries we serve continue to suffer a prolonged downturn, then our business may be further adversely affected.

Imports of steel into the United States have in the past adversely affected, and may yet again adversely affect, U.S. steel prices, which could impact our sales, margins and profitability.

        Excessive imports of steel into the United States as a result of excess world supply, have in recent years exerted, and may again in the future, exert downward pressure on U.S. steel prices, even at currently low levels, and may reduce or may negatively affect our ability to increase our sales, margins, and profitability. U.S. steel producers compete with many foreign producers, including those in China. Competition from foreign producers is typically strong and is periodically exacerbated by weakening of the economies of certain foreign steelmaking countries. Greater steel exports to the United States tend to occur at depressed prices when steel producing countries experience periods of economic difficulty, decreased demand for steel products or excess capacity.

        In addition, we believe the downward pressure on, and periodically depressed levels of, U.S. steel prices in some recent years have been further exacerbated by imports of steel involving dumping and subsidy abuses by foreign steel producers. Some foreign steel producers are owned, controlled or subsidized by foreign governments. As a result, decisions by these producers with respect to their production, sales and pricing are often influenced to a greater degree by political and economic policy considerations than by prevailing market conditions, realities of the marketplace or consideration of profit or loss. However, while some tariffs and quotas are currently in effect for certain steel products imported from a number of countries that have been found to have been unfairly pricing steel imports to the U.S., many of these are only short-lived. When such tariffs or duties expire or if others are further relaxed or repealed, or if relatively higher U.S. steel prices enable foreign steelmakers to export their steel products to the United States, even despite the presence of duties or tariffs, the resurgence of substantial imports of foreign steel could create downward pressure on U.S. steel prices.

China's current steelmaking overcapacity coupled with a reduction or slowdown in China's steel consumption could have a material adverse effect on domestic and global steel pricing and could result in increased steel imports into the United States.

        A significant factor in the worldwide strengthening of steel pricing prior to the third quarter of 2008 was the explosive growth in Chinese steel consumption, which had until the past year or so vastly outpaced that country's capacity to produce steel in sufficient quantity to serve its internal demand. The shortage of Chinese domestic steel supply resulted not only in heightened Chinese demand for imported steel and other raw materials, with a consequent upward spiral in worldwide steel pricing, but also led to a rapid and significant expansion of steel production capacity in China. That, however, in addition to the existence of a large amount of outdated, inefficient and government subsidized production capacity, has resulted in a situation in which China's steel producing capacity currently substantially exceeds that country's demand for certain steel products. China became a net exporter of more than 40 million tons in 2007. Therefore, a combination of a slowdown in China's economic growth rate and its consumption of steel, coupled with its own expansion of steelmaking capacity, has caused a reduction in, and could result in a substantial further weakening of both domestic and global steel demand and steel pricing. And, should Chinese steelmaking capacity further increase or its demand weaken, China might not only remain a net exporter of steel but many Asian and European steel producers whose steel output previously fed China's steel import needs could find their way into the U.S. market, through increased steel imports, thus either causing a erosion of margins or negatively impacting our ability to increase our prices.

The worldwide economic downturn and difficult conditions in the global capital and credit markets have affected and may continue to adversely affect our business and our industry, as well as the industries of many of our customers and suppliers, which are also cyclical in nature.

        Some of the markets in which our end-use customers participate, such as the automotive, consumer products, original equipment and construction industries, are cyclical in nature, thus posing a risk to us which is beyond our control. These markets are highly competitive, to a large extent driven by end-use markets, and may experience overcapacity, all of which may affect demand for and pricing of our products.

        Recent declines in consumer and business confidence and spending, together with severe reductions in the availability and cost of credit, as well as volatility in the capital and credit markets, have adversely affected the business and economic environment in which we operate and the profitability of our business. We are exposed to risks associated with the creditworthiness of our key suppliers and customers. In particular, we are exposed to risks associated with the ongoing decline of the automotive, consumer products, original equipment, manufacturing, construction and housing markets. These conditions have resulted in financial instability or other adverse effects at many of our suppliers and customers. The consequences of such adverse effects could include the interruption of production at the facilities of our customers, the reduction, delay or cancellation of customer orders, delays in or the inability of customers to obtain financing to purchase our products, delays or interruptions of the supply of raw materials we purchase, and bankruptcy of customers, suppliers or other creditors. Any of these events may adversely affect our cash flow, profitability and financial condition.

        Moreover, the current worldwide financial crisis has reduced the availability of credit to fund or support the continuation and expansion of our customers' business operations. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers.

Therefore, continued disruption of the credit markets has affected and could continue to adversely affect our customer's access to credit which supports the continuation and expansion of their businesses and could result in contract cancellations or suspensions, payment delays or defaults by our customers.

Volatility and major fluctuations in prices and limited availability of raw materials and energy, including energy prices, may constrain operating levels and reduce profit margins.

        Steel producers require large amounts of raw materials; the principal raw materials being scrap metal and scrap substitute products such as pig iron or pelletized iron. Although our vertical integration into iron making, through our Iron Dynamics operations, and our ongoing Mesabi Nugget project, and our entrance into the metals recycling business through our acquisition of OmniSource Corporation may enable us to be our own source for some of our metallics requirements, we will still need to rely on other metallics and raw material suppliers, as well as general industry supply conditions. During 2008 alone, prices for No. 1 bundles (a scrap commodity) reached a high of $865 per ton and also fell to a low of $125 per ton. The availability and prices of raw materials may also be negatively affected by new laws and regulations, allocation by suppliers, interruptions in production, accidents or natural disasters, changes in exchange rates, worldwide price fluctuations, and the availability and cost of transportation.

        Steel producers also consume large amounts of energy, inasmuch as mini-mills melt steel scrap in electric arc furnaces and use natural gas to heat steel billets for rolling into finished products. The prices for and availability of electricity, natural gas, oil and other energy resources are all subject to volatile market conditions, often affected by weather conditions as well as political and economic factors beyond our control.

        If prices for scrap and other raw materials and energy increase by a greater margin than corresponding price increases for the sale of our steel products, we may not be able to recoup such cost increases from increases in the selling prices of steel products, or our inability to pass on all or any substantial part of such cost increases through scrap or other surcharges or to provide for our customers' needs because of the potential unavailability of key raw materials or other inputs, may result in production curtailments or may otherwise have a material adverse effect on our business, financial condition, results of operations or prospects.

Our level of production and our sales and earnings are subject to significant fluctuations as a result of the cyclical nature of the steel industry, the scrap metal recycling industry and some of the industries we serve.

        The steel manufacturing business and the scrap metal recycling business are both cyclical in nature and the price of the steel we make or the steel scrap we utilize to manufacture that steel may fluctuate significantly due to many factors beyond our control. A significant portion of our revenues and our operating results are dependent upon both ferrous and nonferrous scrap metal sales to other steel mills and foundries for use in their manufacturing operations. The timing and magnitude of these price fluctuations are difficult to predict. The sale of our manufactured steel products is directly affected by demand for our products in other cyclical industries, such as the automotive, oil and gas, gas transmission, residential and commercial/industrial construction, commercial equipment, rail transportation, appliance, agricultural and durable goods industries. Currently, the domestic automotive industry, which is a major consumer of new steel and a major generator of steel scrap, is suffering from a prolonged and unprecedented downturn, threatening their financial viability. Continued economic difficulties, stagnant economies, supply/demand imbalances and currency fluctuations in the United States or globally could further decrease the demand for our products or increase the amount of imports of steel into the United States, which would decrease our sales, margins and profitability. We are also particularly sensitive to trends and events, including strikes and labor unrest, that may adversely impact these industries. These industries are significant markets for our products and are themselves highly cyclical. Overall, we believe that rapid substantial price changes, should they continue to occur, will not be to our industry's benefit. Our customer and supplier base would be impacted due to uncertainty as to future prices. A reluctance to purchase inventory in the face of extreme price decreases or sell quickly during a period of rapid price increases would likely reduce our volume of business.

        Similarly, but not necessarily paralleling the price fluctuations in the steel business, the purchase prices for automobile bodies and various other grades of obsolete and industrial scrap, as well as the selling prices for processed and recycled scrap metals we utilize in our own manufacturing process or we resell to others through our OmniSource facilities, are also currently and may continue to be highly volatile and beyond our control. As a metals recycler, we may attempt to respond to changing recycled metal selling prices by adjusting the scrap metal purchase prices we would pay, but our ability to do this may be limited by competitive or other factors and this, in turn, could adversely affect our sales and profitability.

Fluctuations in the value of the United States dollar relative to other currencies may adversely affect our business.

        Fluctuations in the value of the dollar can be expected to affect our business. A strong U.S. dollar makes imported metal products less expensive, potentially resulting in more imports of steel products into the U.S. by our foreign competitors, while a weak U.S. dollar may have the opposite impact on imports.

Compliance with and changes in environmental and remediation requirements could result in substantially increased capital requirements and operating costs.

        We are subject to comprehensive local, state, federal and international statutory and regulatory environmental requirements relating to, among other things:

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  the acceptance, storage, treatment, handling and disposal of solid and hazardous waste;

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  the discharge of materials into air;

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  the management and treatment of wastewater and storm water;

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  the remediation of soil and groundwater contamination;

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  natural resource damages; and

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  the protection of our employees' health and safety.

        Compliance with environmental laws and regulations, which affect both our steelmaking and our scrap processing operations, is a significant factor in our business. We must obtain and comply with environmental permits and licenses, and failure to obtain or the violation of any permit or license, if not remedied, could result in substantial fines and penalties, suspension of operations or the closure of a subject facility. Private parties might also bring claims against us for alleged property damage or personal injury resulting from the environmental impacts of our operations. Moreover, legal requirements change frequently, are subject to interpretation and have tended to become more stringent over time. Uncertainty regarding adequate pollution control levels, testing and sampling procedures, and new pollution control technology are factors that may increase our future compliance expenditures. We are unable to predict the ultimate cost of future compliance with these requirements or their effect on our operations, and we also cannot predict whether such costs can be passed on to customers through product price increases. Although we believe that we are in substantial compliance with all applicable laws and regulations, the cost of complying with existing laws or regulations as currently interpreted or reinterpreted in the future, or with future laws or regulations, may have a material adverse effect on our results of operations and financial condition.

        Our manufacturing and recycling operations produce significant amounts of by-products, some of which are handled as industrial waste or hazardous waste. For example, our mills generate electric arc furnace (EAF) dust, which the United States Environmental Protection Agency (USEPA) and other regulatory authorities classify as hazardous waste. EAF dust requires special handling, recycling and disposal.

        In addition, the primary feed materials for the shredders operated by our scrap metal recycling facilities are automobile hulks and obsolete household appliances. Approximately 20% of the weight of an automobile hulk consists of unrecyclable material known as shredder fluff. After the segregation of ferrous and saleable nonferrous metals, shredder fluff remains. We, along with others in the recycling industry, interpret federal regulations to require shredder fluff to meet certain criteria and pass a toxic leaching test to avoid classification as a hazardous waste. We also endeavor to remove hazardous contaminants from the feed material prior to shredding. As a result, we believe the shredder fluff we generate is not normally considered or properly classified as hazardous waste. However, if laws or regulations, the interpretation of the laws or regulations, or testing methods change with regard to EAF dust or shredder fluff, we may incur significant additional expenditures.

        The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund") enables USEPA and state agencies to recover from owners, operators, generators and transporters the cost of investigation and cleanup of sites which pose serious threats to the environment or public health. In connection with CERCLA and analogous state laws, we may be required to clean up contamination discovered at our sites including contamination that may have been caused by former owners or operators of the sites, conduct additional cleanup at sites where we have already participated in remediation efforts or to take remediation action with regard to sites formerly used in connection with our operations.

        In addition, we may be required to pay for, or to pay a portion of, the costs of remediation at sites to which we sent hazardous wastes for disposal, notwithstanding the original disposal activity accorded with all regulatory requirements. Pursuant to CERCLA, a potentially responsible party can be held jointly and severally liable for all of the cleanup costs associated with a third-party disposal site. In practice, a liable party often splits the costs of cleanup with other potentially responsible parties. OmniSource has received notices from USEPA, state agencies and third parties that it has been identified as potentially responsible for the cost of investigating and cleaning up several third-party disposal sites. In most cases, many other parties are also named as potentially responsible parties. Based upon information currently available to us, we do not believe the cost of remediation of these sites will have a material effect on our business.

        Because CERCLA can be imposed retroactively on shipments that occurred many years ago, and because USEPA and state agencies are still discovering sites that pose a threat to public health or the environment, we can provide no assurance that we will not become liable in the future for significant costs associated with investigation and remediation of additional CERCLA waste sites.

        CERCLA, including the Superfund Recycling Equity Act of 1999, limits the exposure of scrap metal recyclers for sales of certain recyclable material under certain circumstances. However, the recycling defense is subject to conducting of reasonable care evaluations of current and potential consumers.

Risks Relating to our Business

Our senior secured credit agreement contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility.

        Restrictions and covenants in our existing debt agreements, including our senior secured credit agreement and any future financing agreements, may impair our ability to finance future operations or capital needs or to engage in other business activities. Specifically, these agreements restrict our ability to:

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  accept, store, treat, handle and dispose of solid and hazardous waste;

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  incur additional indebtedness;

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  pay dividends or make distributions with respect to our capital stock;

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  repurchase or redeem capital stock;

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  make some investments;

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  create liens and enter into sale and leaseback transactions;

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  make some capital expenditures;

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  enter into transactions with affiliates or related persons;

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  issue or sell stock of certain subsidiaries;

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  sell or transfer assets; and

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  participate in some joint ventures, acquisitions or mergers.

        A breach of any of the restrictions or covenants could cause a default under our senior secured credit agreement, other debt or our senior notes. A significant portion of our indebtedness then may become immediately due and payable if the default is not remedied.

We are exposed to risks associated with the current financial crisis.

        Financial markets in the U.S. and abroad have experienced extreme disruption, including severely diminished liquidity and credit availability resulting in volatilities in short-term borrowing costs and more stringent borrowing terms. Recessionary conditions in the global economy threaten to cause further tightening of the credit markets, more stringent lending standards and terms and higher volatility in interest rates. These conditions may adversely affect our business in the future, particularly if there is further deterioration in the world financial markets and major economies. The current credit conditions may also adversely affect the business of our customers. Difficulties in obtaining capital may lead to the inability of some customers to obtain affordable financing to fund their operations, resulting in lower demand for our products. Furthermore, liquidity issues could impair the ability of those with whom we do business to satisfy their obligations to us.

        Should the recent constraints on access to credit continue for a prolonged period, some of our customers may struggle or fail to meet their obligations, especially if they in turn experience defaults or slow payment on receivables due from their customers. A prolonged recession could result in our incurring bad debt costs in excess of our expectations and prior experience. In certain markets consolidation, together with higher metals and other commodity prices, has resulted in an increased credit exposure being spread among fewer customers, often without a corresponding strengthening of these customers financial status.

We may not have sufficient cash flow to make payments on our senior unsecured notes and our other debt.

        As of December 31, 2008, we had $2.65 billion of indebtedness, which represented approximately 62% of our total consolidated capitalization, including current maturities of long-term debt.

        Our ability to pay principal and interest on our senior unsecured notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

        If our cash flow and capital resources are insufficient to allow us to make scheduled payments on our notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

        If we cannot make scheduled payments on our debt:

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  our debt holders could declare all outstanding principal and interest to be due and payable;

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  the lenders under our senior secured credit agreement could terminate their commitments and commence foreclosure proceedings against our assets; and

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  we could be forced into bankruptcy or liquidation.

        The amount of our indebtedness may limit our financial and operating flexibility. For example, it could:

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  make it more difficult to satisfy our obligations with respect to our notes and our debt;

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  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

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  require us to dedicate a substantial portion of our cash flow from operations to payments on our notes and/or our debt, reducing our ability to use these funds for other purposes;

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  limit our ability to adjust rapidly to changing market conditions; and

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  increase our vulnerability to downturns in general economic conditions or in our business.

We may face significant price and other forms of competition from other steel producers and scrap processors, which could have a material adverse effect on our business, financial condition, results of operation or prospects.

        The global markets in which steel companies and scrap processors conduct business are highly competitive and are becoming even more so due to the current global economic downturn and to consolidations in recent years in the steel industry and in the scrap industry. Increased competition could cause us to lose market share, increase expenditures or reduce pricing, any one of which could have a material adverse effect on our business, financial condition, results of operations or prospects. The global steel industry has historically suffered from substantial over-capacity, and excess capacity in some of our products will intensify price competition for such products. The global demand for steel scrap has also recently decreased, due to market conditions, causing a decrease in the price of scrap metals. A decrease in price could result in some scrap generators exiting the marketplace which could further decrease the availability of scrap. This shortage in availability of scrap could have a material adverse effect on both our steelmaking and our metals recycling operations and thus on our business, financial condition, results of operations or prospects.

We may be unable to pass on increases in the cost of steel scrap and other raw materials to our customers, which would reduce our earnings.

        If from time to time we are unable to pass on higher steel scrap and other raw material costs to our customers, we will be less profitable. We may not be able to adjust our product prices, especially in the short-term, to recover the costs of prolonged increases in scrap and other raw material prices. Our principal raw material is scrap metal derived primarily from junked automobiles, industrial scrap, railroad cars, railroad track materials, agricultural machinery and demolition scrap from obsolete structures, containers and machines. The prices for scrap are subject to market forces largely beyond our control, including demand by U.S. and international steel producers, freight costs and speculation. The prices for scrap have varied significantly, may vary significantly in the future and do not necessarily fluctuate in tandem with the price of steel. Moreover, some of our integrated steel producer competitors are not as dependent as we are on scrap as a part of their raw material melt mix, which, during periods of high scrap costs relative to the cost of blast furnace iron used by the integrated producers, give them a raw material cost advantage over mini-mills. In addition, our operations require substantial amounts of other raw materials, including various types of pig iron, alloys, refractories, oxygen, natural gas and electricity, the price and availability of which are also subject to market conditions.

Competition from other materials may have a material adverse effect on our business, financial condition, results of operations or prospects.

        In many applications, steel competes with other materials, such as aluminum and plastics (particularly in the automobile industry), cement, composites, glass and wood. Additional substitutes for steel products could adversely affect future market prices and demand for steel products.

Equipment downtime or shutdowns could adversely affect our business, financial condition, results of operations or prospects.

        Steel manufacturing processes are dependent on critical steelmaking equipment, such as furnaces, continuous casters, rolling mills and electrical equipment (such as transformers), and this equipment may incur downtime as a result of unanticipated failures or other events, such as fires or furnace breakdowns, as well as other unusual and unplanned maintenance requirements. Our manufacturing plants have experienced, and may in the future experience plant shutdowns or periods of reduced production as a result of such equipment failures or other events. These disruptions could have an adverse effect on our operations, customer service levels and financial results.

We may face risks associated with the implementation of our growth strategy.

        Our growth strategy subjects us to various risks. As part of our growth strategy, we may expand existing facilities, build additional plants, acquire other businesses and steel assets, enter into joint ventures, or form strategic alliances that we believe will complement our existing business. These transactions will likely involve some or all of the following risks:

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  the difficulty of competing for acquisitions and other growth opportunities with companies having materially greater financial resources than us;

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  the inability to realize anticipated synergies or other benefits expected from an acquisition;

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  the difficulty of integrating the acquired operations and personnel into our existing businesses;

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  the potential disruption of ongoing businesses;

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  the diversion of resources;

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  the inability of management to maintain uniform standards, controls, procedures and policies;

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  the difficulty of managing the growth of a larger company;

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  the risk of entering markets in which we have little experience;

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  the risk of becoming involved in labor, commercial, or regulatory disputes or litigation related to the new enterprise;

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  the risk of becoming more highly leveraged;

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  the risk of contractual or operational liability to other venture participants or to third parties as a result of our participation;

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  the inability to work efficiently with joint venture or strategic alliance partners; and

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  the difficulties of terminating joint ventures or strategic alliances.

These transactions might be required for us to remain competitive, but we may not be able to complete any such transactions on favorable terms or obtain financing, if necessary, for such transactions on favorable terms. Future transactions may not improve our competitive position and business prospects as anticipated, and if they do not, our sales and earnings may be significantly reduced.

There are risks associated with the development and operation of new businesses or acquisitions.

        On September 20, 2007, we announced that we are moving forward with our Mesabi Nugget iron-making project to construct the world's first commercial iron-making facility to use Kobe Steel Company's ITmk3® iron-making process, an undertaking involving an investment of approximately $265 million for the nugget facility and approximately $165 million for the mining operation. On October 26, 2007, we completed the acquisition of OmniSource, one of the largest scrap processing, brokerage and industrial scrap management companies in North America, for a purchase price of approximately $1.1 billion. And on June 9, 2008, we acquired the remaining 75% equity interest in Recycle South, LLC that we did not already own, for an purchase price of approximately $376 million.

        The success of any future business or acquisition will depend substantially on our ability to manage the acquired operations successfully and to integrate them with our existing operations in an efficient and effective manner. If we are unable to manage or integrate new operations successfully, our financial results could suffer. Additional risks associated with acquisitions include the diversion of management's attention from other business concerns, the potential loss of key employees and customers of the acquired companies, the potential assumption of unknown liabilities, the potential risk of increasing the amount of our outstanding indebtedness and the inherent risks in entering markets or lines of business in which we have limited or no prior experience.

Technology, operating and start-up risks associated with our announced Mesabi Nugget project may prevent us from realizing the anticipated benefits and could result in a loss of our investment.

        While we and certain other current and former joint venture partners built and operated a successful small scale pilot project in Minnesota using Kobe Steel's proprietary ITmK3® iron-making process to produce a cost effective iron nugget product, which we plan to utilize as a scrap substitute feedstock in our steel making operations, we have no assurance that the full scale commercial plant we recently announced, in which we will be the dominant investor and owner, will be successful. Although, we believe that a full-scale commercial plant should be capable of consistently producing high-quality iron nuggets in sufficient quantities and at a cost that will compare favorably with the cost of steel scrap and scrap substitute products, including pig iron, there can be no assurance that these expectations can be achieved. We anticipate the capital costs of this project to be approximately $265 million for the nugget facility. If we encounter cost overruns, construction delays or systems or process difficulties during or after start-up, the anticipated capital costs could materially increase, the expected operating cost benefits from the development of this iron nugget product could be diminished or lost, and we could also lose our investment in the project. Moreover, we may undertake certain ancillary ventures related to the iron-making process, such as the mining and concentrating of taconite ore, a business in which we have no experience and that could entail substantial additional investment with no guarantees of success.

Economic hedging transactions may expose us to loss or limit our potential gains.

        Our product lines and operations may expose us to risks associated with commodity prices, interest rates and possible fluctuations in foreign currency exchange. As part of our risk management program, we may use financial instruments, including commodity futures or forwards, foreign currency exchange forward contracts and interest rate swaps. While intended to reduce the effects of the fluctuations, these transactions may also from time to time limit our potential gains or expose us to loss. Moreover, should any of our counterparties to such transactions or the sponsors of the exchanges through which these transactions are offered, fail to honor their obligations due to financial distress, we would be exposed to potential losses or the inability to recover anticipated gains from these transactions.

We are subject to litigation which could adversely affect our profitability.

        We are involved in various routine litigation matters, including administrative proceedings, regulatory proceedings, governmental investigations, environmental matters and commercial and construction contract disputes. We were involved as the sole defendant in a February 1, 2008 lawsuit by Prime Eagle Group Limited, seeking damages in excess of $1.1 billion, but on February 23, 2009, pursuant to our Motion to Dismiss that action, the United States District Court for the Northern District of Indiana granted our Motion to Dismiss, with prejudice and denied the plaintiffs the right to amend their Complaint. We are also involved as one of nine defendants in a September 12, 2008 class action antitrust complaint by Standard Iron Works and others involving alleged antitrust violations of Section 1 of the Sherman Act. We and the other defendants have filed a joint Motion to Dismiss these actions. On March 16, 2009, a complaint was filed in the Federal District Court for the Northern District of Indiana, Cause No. 1:09-CV-0066-TLS-RBC, by Marc Panasuk, as a putative class action, against us and two individual defendants. The suit alleges claims under Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 and SEC Rule 10b-5 and seeks an unspecified amount of damages. We are contesting and will continue to vigorously contest all these matters.

        Due to the uncertain nature of litigation, we cannot predict the outcome of these matters. These matters, however, could have a material adverse affect on our financial condition and profitability. Litigation is very costly, and the costs associated with prosecuting and defending litigation matters could have a material adverse effect on our financial condition and profitability. Although we are unable to estimate the dollar amount of exposure to loss, if any, in connection with many litigation matters, we make accruals as warranted. However, the amounts that we may accrue from time to time could vary significantly from the amounts we actually pay, due to inherent uncertainties and the inherent shortcomings of the estimation process, the uncertainties involved in litigation and other factors.

Risks Related to the Notes

We may not have sufficient cash flow to make payments on the Notes and our other debt.

        At December 31, 2008, our total outstanding debt was $2.65 billion. Our total debt to capitalization ratio, representing our total debt divided by the sum of our total debt and our total stockholders' equity, was 62%.

        Our ability to pay principal and interest on the Notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, please see "—Risks Related to Our Business" and "—Risks Related to Our Industry." Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

        If our cash flow and capital resources are insufficient to allow us to make scheduled payments on the Notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

        If we cannot make scheduled payments on our debt:

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  our debtholders could declare all outstanding principal and interest to be due and payable;

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  the lenders under our senior secured credit agreement could terminate their commitments and commence foreclosure proceedings against our assets;

  •
  we could be forced into bankruptcy or liquidation; and

  •
  you could lose all or part of your investment in the Notes.

        The amount of our indebtedness may limit our financial and operating flexibility. For example, it could:

  •
  make it more difficult to satisfy our obligations with respect to our debt, including the Notes;

  •
  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, reducing our ability to use these funds for other purposes;

  •
  limit our ability to adjust rapidly to changing market conditions; and

  •
  increase our vulnerability to downturns in general economic conditions or in our business.

Despite the level of our indebtedness, we may still incur significantly more debt, which could further increase the risks described above.

        We had $2.65 billion of indebtedness at December 31, 2008, representing approximately 62% of our total consolidated capitalization, including current maturities of long-term debt. The terms of our senior secured credit agreement limit but do not prohibit us or our subsidiaries from incurring additional indebtedness in the future. Moreover, the terms of the Notes do not limit our ability to incur additional unsecured indebtedness. If new indebtedness is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify, and we may not be able to meet all our debt obligations, including repayment of the Notes, in whole or in part. Subject to certain limitations, any additional debt could also be secured or incurred by our non-guarantor subsidiaries which could increase the risks described above.

Your right to receive payments on the Notes is effectively subordinated to the rights of our and the Subsidiary Guarantors' existing and future secured creditors. Further, your right to receive payments on the Notes is effectively subordinated to all our non-guarantor subsidiaries' existing and future indebtedness.

        Our obligations under the Notes are unsecured. Holders of our secured indebtedness, including indebtedness under our senior secured credit agreement, and the secured indebtedness of the Subsidiary Guarantors will have claims that are before your claims as holders of the Notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding up, liquidation, reorganization, or other bankruptcy proceeding, holders of our secured indebtedness will have a prior claim to those of our assets that constitute their collateral. Holders of the Notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the Notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of secured indebtedness.

        Additionally, some but not all of our subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

We may be prohibited from repurchasing, and may be unable to repurchase, the Notes upon a change of control, which would cause defaults under the indenture for the Notes or possibly any of our debt or financing agreements that may be in effect at the time of the change in control.

        If we experience a change of control, as that term is defined in the indenture governing the Notes, we will be required to make an offer to repurchase all of the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase. We cannot assure you that we will have sufficient funds or be able to arrange for additional financing to repurchase the Notes following such a change of control. In addition, we cannot assure you that a repurchase of the Notes following such a change in control would be permitted pursuant to any of our debt or financing agreements that would be in effect at the time of such change in control, which could cause our other indebtedness to be accelerated. If such indebtedness were to be accelerated, we may not have sufficient funds to repurchase the Notes and repay such indebtedness.

We cannot assure you that an active trading market will develop for the Notes.

        The Notes are a new issue of securities. There is no active public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on the Nasdaq Global Select Market or any other quotation system. Certain of the Initial Purchasers have advised us that they currently intend to make a market in the Notes, but they are not obligated to do so and may discontinue their market making activity at any time without notice. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our financial condition and results of operations and various other factors.

The reoffering and resale of the Notes is subject to significant legal restrictions.

        The Notes are being offered and sold pursuant to an exemption from registration under U.S. and applicable state securities laws. Therefore, you may transfer or resell the Notes in the United States only in a transaction registered under or exempt from the registration requirements of the U.S. and applicable state securities laws and you may be required to bear the risk of your investment for an indefinite period of time.

        Under the registration rights agreement applicable to the Notes, if the restrictive legend has not been removed and the Notes are not freely tradable as of the 366th day after the date the Notes are issued, we will be required to use reasonable best efforts to commence an exchange offer to exchange the Notes for equivalent securities registered under the Securities Act, or to register the Notes for resale under the Securities Act. However, we cannot assure you that we will be successful in having any such registration statement declared effective. If the registration statement is not declared effective, and the Notes are not freely tradable pursuant to Rule 144 under the Securities Act, the liquidity and price of the Notes may be adversely affected.

Fraudulent conveyance laws could void the guarantees of the Exchange Notes.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee either: (i) intended to hinder, delay or defraud any present or future creditor; or (ii) received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (a) was insolvent or rendered insolvent by reason of the incurrence of the guarantee, (b) was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature. Moreover, any payments made by a Subsidiary

Guarantor pursuant to its guarantee could be voided and required to be returned to the Subsidiary Guarantor, or to a fund for the benefit of the creditors of the Subsidiary Guarantor. To the extent that any guarantee is voided as a fraudulent conveyance, the claims of holders of the Notes with respect to such guarantee would be materially adversely affected.

        In addition, a legal challenge of a guarantee on fraudulent conveyance grounds will focus on, among other things, the benefits, if any, realized by the relevant Subsidiary Guarantor as a result of the issuance of the Notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that the guarantees are being incurred for proper purposes and in good faith and that each Subsidiary Guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Trading prices for the Exchange Notes may be volatile.

        Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of such securities. The market for the Exchange Notes could be subject to similar volatility. The trading price of the Notes could also fluctuate in response to factors such as variations in our operating results, general developments in the steel industry, developments in the general economy, and changes in securities analysts' recommendations regarding our securities or similar securities.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

        The following brief summary contains the material terms of this exchange offer. You should read the full text and more specific details contained elsewhere in this prospectus.

        For a more detailed description of the Exchange Notes, see "Description of the Exchange Notes."

Exchange Notes	Up to $500 million aggregate principal amount of our 7 3/4% Senior Notes due April 15, 2016 that have been registered under the Securities Act, in exchange for an equal face amount of our outstanding unregistered 7 3/4% Senior Notes, the old notes, due April 15, 2016.

We entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to register this exchange offer, to deliver this prospectus and to complete the exchange offer. You are entitled to exchange in this exchange offer your old notes for Exchange Notes that have terms identical in all material respects to the old notes, except that:

	•	the Exchange Notes have been registered under the Securities Act;
	•	the Exchange Notes are not entitled to the registration rights that are applicable to the old notes; and
•

the additional cash interest provisions that apply to the old notes in the event of a failure to timely register and consummate the exchange offer will no longer apply. See "Description of the Notes—Registration Rights."

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on May [•], 2009, unless extended. We do not currently plan to extend the expiration date. Any outstanding old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Withdrawal Rights

A tender of outstanding old notes may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Resales of the Exchange Notes

Based on an interpretation by the staff of the SEC, set forth in no-action letters issued to various third parties, we believe that Exchange Notes to be issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, if you meet the following conditions:

	(1)	the Exchange Notes are acquired by you in the ordinary course of your business;

	(2)	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and
	(3)	you are not our affiliate, as that term is defined in Rule 405 under the Securities Act.

In addition, each participating broker-dealer that receives Exchange Notes in the exchange offer for its own account in exchange for old notes pursuant to the exchange offer, that were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes. See "Plan of Distribution."

If you are a holder of old notes, including any broker-dealer, and you are an affiliate of Steel Dynamics, Inc., did not acquire the Exchange Notes in the ordinary course of your business, or you wish to tender your old notes in the exchange offer with the intention of participating, or for the purpose of participating in a distribution of the Exchange Notes, you cannot rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters and, absent an available exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes.

Certain Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, which we may waive. Please read the section captioned "Terms of the Exchange—Certain Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.

Effects on Holders of Outstanding Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant in the Registration Rights Agreement at the time of the issuance of the old notes and, accordingly, there will thereafter be no increase in the interest rate on the old notes as described in the Registration Rights Agreement. If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold the old notes and will be entitled to all the rights and limitations applicable to the old notes in the indenture relating to the notes, except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offer.

To the extent that old notes are tendered and accepted in this exchange offer, the trading market for the old notes could be adversely affected.
Consequences of Failure to Exchange

If you do not exchange your old notes for Exchange Notes, you will continue to hold your outstanding old notes and will be entitled to all the rights and subject to all the limitations applicable to the old notes in the Indenture relating to the old notes, except that you will no longer be able to obligate us to register your old notes under the Securities Act. In that event, you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain Tax Considerations	The exchange of old notes for Exchange Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Certain Tax Considerations."
Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes pursuant to the exchange offer.
Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are:
Wells Fargo Bank, National Association Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Telephone: 800.344.5128 Fax: 612.667.6282
Procedure for Exchange

If you wish to accept the exchange offer and would like to receive Exchange Notes for your old notes, you must complete, sign and date the accompanying letter of transmittal or a copy of the letter of transmittal, all in accordance with the instructions contained in this prospectus and the letter of transmittal and deliver the completed letter to the Exchange Agent.

Delivery

You must also deliver the old notes and any other required documents to the Exchange Agent at the address set forth above. If you hold old notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

	•	any Exchange Notes you receive will be acquired in the ordinary course of your business;
	•	you have no arrangement or understanding with any person or entity to participate in a distribution of the Exchange Notes;
•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes; and

•

you are not our "affiliate," as defined in Rule 405 of the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial Owners

If you are the beneficial owner of old notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name your old notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer—Procedures for Tendering—Procedures Applicable to All Holders."

Guaranteed Delivery Procedures

If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the accompanying letter of transmittal or any other documents required by the accompanying letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program before the Expiration Date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "Terms of the Exchange Offer—Guaranteed Delivery Procedures."

Shelf Registration Statement

We will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and to keep the shelf registration statement effective up to two years after the effective date of the shelf registration statement. These circumstances include:

	•	If the exchange offer is not permitted by applicable law or SEC policy;
	•	If the exchange offer has not been or cannot be consummated on or before June [•], 2009;
•

If any initial purchaser so requests on or prior to the 60th day after the consummation of the registered exchange offer with respect to the old notes not eligible to be exchanged for the exchange notes and held by it following the consummation of the exchange offer; or

•

If any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered old notes and so requests on or prior to the 60th day after the consummation of the registered exchange offer.

        Please see "Terms of the Exchange" for detailed instructions on how to obtain Exchange Notes for your old Notes.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

        The following summary highlights all material information contained elsewhere in this prospectus but does not contain all the information that you should consider before participating in the exchange offer. The "Description of the Notes" section contains a more detailed description of the terms and conditions of the exchange notes. We urge you to read this entire prospectus, including the "Risk Factors" and the consolidated financial statements and related notes.

        In the exchange offer you are entitled to exchange your old notes for exchange notes, which are identical in all material respects to the old notes except that:

  •
  the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

  •
  the exchange notes are not entitled to the registration rights that are applicable to the old notes under the Registration Rights Agreement; and

  •
  our obligation to pay additional interest on the old notes if the exchange offer is not consummated by the date that is 366 days after the Closing Date of April 3, 2008 in the case of $375 million of note notes or April 18, 2008 in the case of the other $125 million of the notes, does not apply to the exchange notes.

Issuer	Steel Dynamics, Inc.
Notes Offered	$500,000,000 aggregate principal amount of 7 3/4% Senior Notes Due 2016
Maturity	April 15, 2016
Interest	7 3/4% per annum, payable in cash on April 15 and October 15 of each year, with interest on Exchange Notes beginning on October 15, 2009, payable from April 15, 2009.
Guarantees

The Exchange Notes are guaranteed on a senior unsecured and subordinated basis by Admetco, Inc.; Atlantic Scrap and Processing—Wilmington, LLC; Auburn Investment Company, LLC; Capitol City Metals, LLC; Carolinas Recycling Group, LLC; Cohen & Green Salvage Co., Inc.; Global Shredding Technologies Ltd., LLC; Industrial Scrap Corporation; Industrial Scrap, LLC; Jackson Iron & Metal Company, Inc.; John W. Hancock, Jr., LLC; Lucky Strike Metals, LLC; Lumberton Recycling Company, Inc.; Marshall Steel, Inc.; Michigan Properties Ecorse, LLC; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Athens Division, LLC; OmniSource Bay City, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Mexico, LLC; OmniSource Southeast, LLC; OmniSource Transport, LLC; OmniSource, LLC; Raeford Salvage Company, Inc.; Recovery Technologies, LLC; Roanoke Electric Steel Corporation; Scientific Recycling Group, LLC; SDI Investment Company; Shredded Products II, LLC; SOCAR of Ohio, Inc.; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc.

Optional Redemption

Before April 15, 2011, we may redeem up to 35% of the aggregate principal amount of outstanding notes with the net cash proceeds from sales of our capital stock at a redemption price equal to 107.750% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control

Upon the occurrence of a change of control (as defined under "Description of the Notes") we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient funds available at the time of a change of control to make any required debt payment (including repurchases of the notes).

Ranking

The notes will be senior unsecured obligations. The notes will be equal in right of payment with all of our existing and future senior unsecured indebtedness, including our $500 million of 6 3/4% senior unsecured notes, due 2015, which we issued on April 3, 2007, $700 million of our 7 3/8% senior unsecured notes due 2012, which we issued on October 12, 2007, and $500 million of our 7 3/4% senior unsecured notes, due 2016, which we issued on April 3 and April 18, 2008, and will rank senior to all existing and future subordinated indebtedness. The notes will be effectively subordinated to our secured indebtedness, to the extent of the assets securing that indebtedness, including indebtedness under our senior secured credit agreement. The notes will effectively rank junior to our non-guarantor subsidiaries' indebtedness and other liabilities, including trade payables. The subsidiary guarantees of the notes will rank equally in right of payment to all existing and future senior secured indebtedness of our Subsidiary Guarantors (as defined under "Description of the Notes").

As of December 31, 2008, we had $2.65 billion of consolidated indebtedness outstanding, of which there was:

    •    $950.0 million of secured indebtedness,
    •    $500.0 million of unsecured 6 3/4% Senior Notes due 2015;
    •    $700.0 million of unsecured 7 3/8% Senior Notes due 2012;and
    •    $500.0 million of these Exchange Notes due 2016.

As of December 31, 2008, our non-guarantor subsidiaries had approximately $87 million of liabilities outstanding, including $21 million of indebtedness, all of which is held by Steel Dynamics, Inc.

Certain Covenants	The terms of the notes limit our ability and the ability of our Significant Subsidiaries (as defined under "Description of Notes") to:
• engage in sale-leaseback transactions; • create liens; and • engage in a merger, sale or consolidation.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Notes—Certain Covenants" in this prospectus.
Use of Proceeds	We will not receive any cash proceeds upon the completion of the exchange offer.
Further Issuances

We may from time to time, without notice to or the consent of the holders of Exchange Notes, create and issue additional notes ranking equally and ratably with the Exchange Notes. Such further notes may be issued under the Indenture relating to the notes offered hereby, and may vote with the notes offered hereby on matters affecting all noteholders.

Form of Exchange Notes

The Exchange Notes to be issued in the exchange offer will be represented by one or more global securities deposited with the Trustee for the benefit of DTC. You will not receive Exchange Notes in certificated form unless one of the events sets forth under the heading "Description of the Exchange Notes—Form of Exchange Notes" occurs. Instead, beneficial interests in the Exchange Notes to be issued in the exchange offer will be shown on, and a transfer of these interests will be effected only through, records maintained in book entry form by DTC with respect to its participants.

Amendments and Waivers	Except for specified amendments, the Indenture may be amended with the consent of the holders of a majority of the principal amount of the notes then outstanding.
Absence of a Public Market for the Exchange Notes

The Exchange Notes generally will be freely transferable but will also be new securities for which there will not initially be a market. It is not certain whether a market for the Exchange Notes will develop or whether any such market would provide a significant degree of liquidity. We do not intend to apply for a listing of the Exchange Notes on any domestic securities exchange or seek approval for quotation through any automated quotation system.

 USE OF PROCEEDS

        We will receive no proceeds from the exchange of the old notes in this exchange offer. In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive in exchange a like principal amount of old notes. The old notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

        The net proceeds from the issuance and sale of the old notes were approximately $496 million after deduction of the expenses related to the offerings.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated (dollars in thousands).

	2004	2005	2006	2007	2008
Interest expense, including amortization of debt issuance costs	$45,355	$39,547	$37,492	$60,526	$162,396
Capitalized interest	6,935	730	1,686	13,717	17,822

Fixed charges(a)	52,290	40,277	39,178	74,243	180,218
Income before taxes and extraordinary items	475,033	360,626	631,555	630,238	743,813
Amortization of capitalized interest	3,729	4,073	4,814	5,069	4,670
Less capitalized interest	(6,935)	(730)	(1,686)	(13,717)	(17,822)

Adjusted earnings(b)	$524,117	$404,246	$673,861	$695,833	$910,879
Ratio (b)/(a)	10.02x	10.04x	17.20x	9.37x	5.05x

        For purposes of calculating our ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and extraordinary items, adjusted for the portion of fixed charges deducted from the earnings, plus amortization of capitalized interest. Fixed charges consist of interest on all indebtedness, including capitalized interest, and amortization of debt issuances costs.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF STEEL DYNAMICS, INC.

        We derived the following financial data from our audited financial statements for each of the five year periods ended December 31, 2008 ..Our audited financial statements for the years 2006 through 2008 are incorporated by reference in this prospectus. All prior period share amounts were appropriately adjusted for our March 2008 and November 2006 two-for-one stock splits.

        This information is only a summary. You should read the data set forth in the table below in conjunction with our audited consolidated financial statements and the accompanying notes, the unaudited financial statements and accompanying notes and the respective Management's Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus.

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(dollars in thousands, except per share data)
Operating data:
Net sales	$8,080,521	4,384,844	$3,238,787	$2,184,866	$2,144,913
Costs of goods sold	6,849,262	3,468,855	2,408,795	1,699,717	1,541,423

Gross profit	1,231,259	915,694	829,992	485,149	603,490
Selling, general and administrative expenses	376,019	224,540	170,878	91,974	96,581

Operating income	855,240	691,154	659,114	393,175	506,909
Interest expense	144,574	55,416	32,104	34,341	38,907
Other (income) expense	(33,147)	5,500	(4,545)	(1,792)	(7,031)

Income before income taxes	743,813	630,238	631,555	360,626	475,033
Income tax expense	280,427	235,672	234,848	138,841	179,719

Net income	$463,386	394,566	$396,707	$221,785	$295,314

Basic earnings per share	$2.45	2.12	$2.11	$1.24	$1.50

Weighted average common shares outstanding	189,140	186,321	187,863	178,484	197,147

Diluted earnings per share	$2.38	2.01	$1.89	$1.09	$1.32

Weighted average common shares and share equivalents outstanding	194,586	196,805	211,548	206,568	225,153

Cash dividends declared per share	$.400	.300	$.250	$.100	$.063

	Years Ended December 31,
	2008	2007	2006	2005	2004
	(dollars in thousands, except per share data)
Other financial data:
Capital expenditures	$412,497	395,198	$128,618	$63,386	$102,046
Ratio of earnings to fixed charges	5.05x	9.37x	17.20x	10.04x	10.02x
Other data:
Shipments
Steel operations (net tons)	5,608,898	5,550,207	4,757,610	3,559,371	3,423,372
Fabrication operations (net tons)	286,612	276,836	236,012	141,125	95,768
Metals recycling and ferrous resources
Ferrous metals (net tons)	5,553,540	1,090,758	90,149	—	—
Non-ferrous (thousands of pounds)	911,832	137,417	—	—	—
Iron Dynamics (net tons)	256,388	246,702	239,434	221,480	168,484
Other (net tons)	176,114	127,537	90,586	97,843	95,158
Steel operations production (net tons)	5,584,019	5,471,314	4,696,455	3,616,480	3,468,123
Man-hours per hot band ton produced	.34	.30	.29	.30	.30
Shares outstanding (in thousands)	181,820	190,324	193,967	172,736	193,943
Number of employees	6,652	5,940	3,490	1,795	1,645
Balance sheet data:
Cash and equivalents	$16,233	28,486	$29,373	$65,518	$16,334
Working capital	738,934	791,703	636,707	518,556	444,311
Net property, plant and equipment	2,072,857	1,652,097	1,136,703	999,969	1,024,044
Total assets	5,253,577	4,519,453	2,247,017	1,757,687	1,733,619
Long-term debt (including current maturities)	2,650,384	2,029,845	438,878	440,575	448,379
Stockholders' equity	1,623,886	1,529,196	1,231,108	879,868	847,122

CAPITALIZATION

        The following table sets forth our consolidated cash and equivalents and capitalization as of December 31, 2008:

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and notes incorporated by reference in this prospectus.

As of December 31, 2008
Actual
(in millions)
Cash and Equivalents	$16
Long-Term Debt, including current maturities
Senior Secured $874 million Revolver due 2012	366
Senior Secured Term Loan A due 2012	568
Other Secured Obligations	16

Total Senior Secured Debt	950
6 3/4% Senior Notes due 2015	500
7 3/8% Senior Notes due 2012	700
7 3/4% Senior Notes due 2016	500

Total Senior Debt	2,650
Total Long-Term Debt, including current maturities	2,650
Stockholders' Equity	1,624

Total Capitalization	$4,274

 TERMS OF THE EXCHANGE OFFER

        We are offering to exchange $500 million of our 7 3/4% Senior Notes Due April 15, 2016 that have been registered under the Securities Act of 1933, as amended, in exchange for an equal face amount of our outstanding unregistered 7 3/4% Senior Notes Due April 15, 2016 that were issued on April 3, 2008 and April 18, 2008.

        We will accept up to a maximum face amount of $500 million of validly unregistered old notes.

        Except for the requirements of applicable U.S. federal and state securities laws, there are no federal or state regulatory requirements to be complied with or approvals to be obtained by Steel Dynamics in connection with the exchange offers which, if not complied with or obtained, would have a material adverse effect on Steel Dynamics.

        We issued the old notes on April 3 and April 15, 2008 in a private placement to certain initial purchasers pursuant to a Purchase Agreement, and the initial purchasers resold the old notes to a limited number of qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on that rule, and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. On April 3, 2008, we also entered into an original Indenture and on April 18, 2008, we entered into a supplemental indenture. We also entered into Registration Rights Agreements on those dates. This agreement requires that we file a registration statement under the Securities Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of Exchange Notes. These Exchange Notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the notes will terminate, except as provided in the last paragraph of this section. A copy of the original indenture relating to the notes, and the Registration Rights Agreement have been incorporated by reference into or attached as exhibits to the registration statement of which this prospectus is a part.

        Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that Exchange Notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

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  the Exchange Notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

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  you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be issued to you in the exchange offer; and

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  you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued to you in the exchange offer.

        If you tender your old notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Exchange Notes in the exchange offer for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those Exchange Notes. See "Plan of Distribution."

        In the event that applicable interpretations of the staff of the Securities and Exchange Commission do not permit Steel Dynamics to effect the Exchange Offer, or under other specified circumstances, we will use our best efforts, at our cost, to cause to become effective a shelf registration statement with respect to resale of the notes. We will use our best efforts to keep such shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all notes covered by a shelf registration statement have been sold pursuant to a shelf registration statement. In the event of such a shelf registration, we will provide to each holder copies of the prospectus, notify each holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit resale of the notes. A holder that sells its notes pursuant to the shelf registration statement (1) generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification obligations).

        In the event that the exchange offer is not consummated on or prior to the date that is 366 days after each of the Closing Dates, the annual interest rate borne by the notes will be increased thereafter by .5% over the rate shown on the cover page of this prospectus. Once the exchange offer is consummated or the shelf registration statement is declared effective, the annual interest rate borne by the notes shall be changed to again be the rate shown on the cover page of this prospectus.

Consequences of Failure to Exchange

        After we complete the exchange offer, if you have not tendered your old notes, you will not have any further registration rights, except as set forth above. Your old notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your old notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

THE EXCHANGE

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of May [    •    ], 2009, unless extended. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 principal amount.

        The form and terms of the Exchange Notes are substantially the same as the form and terms of the old notes, except that the Exchange Notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture. The Indenture also governs the old notes. The Exchange Notes and the old notes will be deemed one issue of notes under the indenture.

        As of the date of this prospectus, $500 million in aggregate principal amount of 7 3/4% old notes due 2016 were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the old notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the Business Corporation Law of the State of Indiana or the Indenture.

        We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice of our acceptance to the Exchange Agent. The Exchange Agent will act as our agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted old notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

        You will not be required to pay brokerage commissions or fees or, except as set forth below under "—Transfer Taxes," transfer taxes with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "—Fees and Expenses" below.

Expiration Date; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on May [    •    ], 2009, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, although we reserve the right to do so. If we extend the exchange offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date. If we amend the exchange offer in a manner which we consider to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that we will distribute to each registered holder of old notes.

        We also reserve the right, in our sole discretion,

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  to delay accepting any old notes or, if any of the conditions set forth below under "—Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent, or

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  to amend the terms of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

        We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the old notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

PROCEDURES FOR TENDERING

Book-Entry Interests

        The old notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

        If you hold your old notes in the form of book-entry interests and you wish to tender your old notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

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  a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the Exchange Agent at the address set forth on the cover page of the letter of transmittal; or

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  a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

        In addition, in order to deliver old notes held in the form of book-entry interests:

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  a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "—Book-Entry Transfer" must be received by the Exchange Agent prior to the expiration date; or

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  you must comply with the guaranteed delivery procedures described below.

        The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or old notes to us.

        You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

Certificated Old Notes

        Only registered holders of certificated old notes may tender those notes in the exchange offer. If your old notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "Exchange Agent." In addition, in order to validly tender your certificated old notes:

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  the certificates representing your old notes must be received by the exchange agent prior to the expiration date; or

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  you must comply with the guaranteed delivery procedures described below.

Procedures Applicable to All Holders

        If you tender an old note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

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  old notes tendered in the exchange offer are tendered either

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  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

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  for the account of an eligible institution; and

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  the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

        If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

        If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those old notes.

        If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

        We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. This determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        You must cure any defects or irregularities in connection with tenders of your old notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

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  you improperly tender your old notes;

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  you have not cured any defects or irregularities in your tender; and

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  we have not waived those defects, irregularities or improper tender.

        In this event, the Exchange Agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

        In addition, we reserve the right in our sole discretion to:

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  purchase or make offers for, or offer Exchange Notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

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  terminate the exchange offer; and

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  to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any of these purchases or offers could differ from the terms of the exchange offer.

        By tendering, you will represent to us that, among other things:

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  the Exchange Notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business;

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  you are not engaging in and do not intend to engage in a distribution of the Exchange Notes to be acquired by you in the exchange offer;

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  you do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired by you in the exchange offer; and

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  you are not our "affiliate," as defined under Rule 405 of the Securities Act.

        In all cases, issuance of Exchange Notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for your old notes or a timely book-entry confirmation of your old notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you. In addition, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged old notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

        The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

        If one of the following situations occur:

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  you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

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  you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Guaranteed Delivery Procedures

        If you desire to tender your old notes and your old notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

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  you tender through an eligible financial institution;

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  on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

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  the certificates for all certificated old notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

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  your name and address;

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  the amount of old notes you are tendering; and

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  a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

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  the certificates for all certificated old notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

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  a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        The Exchange Agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the Exchange Agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

        If one of the following situations occur:

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  you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the Exchange Agent's account at DTC; or

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  you cannot deliver all other documents required by the letter of transmittal to the Exchange Agent prior to the expiration date,

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  then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

        You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For your withdrawal to be effective, the Exchange Agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

        The notice of withdrawal must:

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  state your name;

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  identify the specific old notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

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  be signed by you in the same manner as you signed the letter of transmittal when you tendered your old notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

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  specify the name in which the old notes are to be registered, if different from yours.

        We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Certain Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer and subject to our obligations under the Registration Rights Agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any of the following events occur:

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  any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

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  the exchange offer violates any applicable law or any applicable interpretation of the staff of the Commission.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any old notes tendered, and no Exchange Notes will be issued in exchange for any of those old notes, if at the time the old notes are tendered any stop order is threatened by the Commission or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

THE EXCHANGE AGENT

        We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

  By registered or certified mail:
  Wells Fargo Bank, National Association
  Corporate Trust Operations
  MAC N9303-121
  P.O. Box 1517
  Minneapolis, MN 55480

  By overnight courier or regular mail:
  Wells Fargo Bank, National Association
  Corporate Trust Operations
  MAC N9303-121
  6th & Marquette Avenue
  Minneapolis, MN 55479

  By hand delivery:
  Wells Fargo Bank, National Association
  Corporate Trust Services
  608 2nd Avenue South
  Northstar East Building—12th Floor
  Minneapolis, MN 55402

        The exchange agent also acts as trustee under the indenture.

Fees and Expenses

        We will pay all registration expenses, including SEC filing fees and fees and expenses of the Exchange Agent, printing, mailing, legal and accounting in connection with the exchange offer, including any costs of solicitation. However, we will not pay any underwriting discounts and commissions, if any, relating to the sale or disposition of notes pursuant to a shelf registration.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with a tender of your old notes for exchange unless you instruct us to register Exchange Notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

        We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under United States generally accepted accounting principles.

DESCRIPTION OF THE EXCHANGE NOTES

        The $500,000,000 principal amount of our old notes, which we are offering to exchange for $500,000,000 principal amount of our Exchange Notes, were issued under an original indenture dated as of April 3, 2008, among Steel Dynamics, Inc., as issuer, the Subsidiary Guarantors, as guarantors, and Wells Fargo Bank, National Association, as Trustee, and a supplemental indenture dated April 18, 2008, among the same parties. The original indenture and supplemental indenture have since then been further amended to add additional Subsidiary Guarantors. The original indenture, as so amended by the supplemental indenture, is referred to hereafter as the "Indenture."

        The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

        Any old notes that remain outstanding after the consummation of the exchange offer and the issuance of the Exchange Notes will be treated as a single class under the Indenture, including for purposes of determining whether the required percentage of noteholders have given their approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all noteholders.

        Certain terms used in this description are defined herein under the subheading "Definitions." For purposes of this "Description of the Exchange Notes," the term "Steel Dynamics" refers only to Steel Dynamics, Inc., and not to any of its subsidiaries.

        The following is a summary of the material provisions of the Indenture but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading "Definitions" in the Indenture. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. A copy of the Indenture, as amended, is available upon request from Steel Dynamics or may be viewed by reference to the exhibits incorporated by reference into the registration statement of which this prospectus is a part, which may in turn be accessed through our filings with the Securities and Exchange Commission, at www.sec.gov. For purposes of this "Description of the Notes," the term "Steel Dynamics" means Steel Dynamics, Inc. and its successors under the Indenture, in each case excluding its subsidiaries.

General

        The Exchange Notes will be unsecured unsubordinated obligations of Steel Dynamics, limited to $500 million aggregate principal amount, and will mature on April 15, 2016. Steel Dynamics, without the consent of the holders of the Exchange Notes, may issue additional notes ("Additional Notes") under the Indenture. None of these Additional Notes may be issued if an Event of Default (as defined under the heading "—Events of Default") has occurred and is continuing with respect to the Exchange Notes. The old notes, any Exchange Notes issued as described under the subheading "—Registration Rights," and any Additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture.

        Each Exchange Note will bear interest at the rate of 7 3/4% per annum from the most recent interest payment date to which interest has been paid. Interest on the Exchange Notes will be payable semiannually on April 15 and October 15 of each year, commencing October 15, 2009. Interest will be paid to Holders of record at the close of business on the March 1 or September 1 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months on a U.S. corporate bond basis.

        If by the date that is 366 days after the Closing Date of April 3, 2008 in the case of $375 million of the notes or April 18, 2008 in the case of the other $125 million of the notes, Steel Dynamics has not consummated a registered exchange offer for the Notes or caused a shelf registration statement with respect to resales of the Notes to be declared effective, the annual interest rate on the Notes will increase by .5% until the consummation of a registered exchange offer or the effectiveness of a shelf registration statement. See "—Registration Rights" hereunder.

        The Notes may be exchanged or transferred at the office or agency of Steel Dynamics, which shall be the corporate trust office of the Exchange Agent.

        The Exchange Notes will be issued only in fully registered form, without coupons, in an initial denomination of $2,000 of principal amount and multiples of $1,000 in excess thereof. See "—Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of the Exchange Notes, but Steel Dynamics may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Repurchase of Notes upon a Change of Control

        Steel Dynamics must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Exchange Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest, if any, to the Payment Date.

        There can be no assurance that Steel Dynamics will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Exchange Notes) required by the foregoing covenant, as well as any other repayments pursuant to covenants that may be contained in other securities of Steel Dynamics which might be outstanding at the time.

        The above described covenant requiring Steel Dynamics to repurchase the Exchange Notes will, unless consents are obtained, require Steel Dynamics to repay all indebtedness then outstanding which by its terms would prohibit such Exchange Note repurchase, either prior to or concurrently with such Exchange Note repurchase.

        Steel Dynamics will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Exchange Notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Exchange Notes validly tendered and not withdrawn in such offer to purchase.

Optional Redemption

        At any time prior to April 15, 2011, Steel Dynamics may redeem up to 35% of the principal amount of the Exchange Notes with the net cash proceeds of one or more sales of its Common Stock at a redemption price (expressed as a percentage of principal amount) of 107.750%, plus accrued interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Exchange Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 60 days of each such sale of Common Stock.

        Steel Dynamics will give not less than 30 days' nor more than 60 days' notice of any redemption. If less than all of the Exchange Notes are to be redeemed, selection of the Exchange Notes for redemption will be made by the Trustee:

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  in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Notes are listed, or,

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  if the Exchange Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

        However, no Exchange Note of $1,000 in principal amount or less shall be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange

Note will state the portion of the principal amount to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Exchange Note.

Guarantees

        Payment of the principal of, premium, if any, and interest on the Exchange Notes will be Guaranteed, jointly and severally, on an unsecured unsubordinated basis by the Subsidiary Guarantors and any additional Subsidiary Guarantors which become Subsidiary Guarantors pursuant to a supplemental indenture. The indenture provides that each Significant Subsidiary of Steel Dynamics (other than a Foreign Subsidiary) that (a) Guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50 million or (b) incurs or otherwise becomes liable for Indebtedness or Attributable Debt in respect of Sale and Leaseback Transactions, in an aggregate amount in excess of $50 million (other than (x) Indebtedness secured by a Mortgage permitted by clause (1), (2), (3), (4) or (5) of the "Limitation on Liens" covenant or unsecured Indebtedness incurred to provide funds for the cost of acquisition, construction, development or improvement of property of such Significant Subsidiary and (y) Attributable Debt permitted by clauses (1) through (4) of the "Limitation on Sale and Leaseback Transactions" covenant), will Guarantee payment of the principal of, premium if any and interest on the Notes. Except as described herein, Steel Dynamics' Unrestricted Subsidiaries will not Guarantee the Exchange Notes.

        The obligations of a Subsidiary Guarantor under its Exchange Note Guarantee will be limited so as not to constitute a fraudulent conveyance or fraudulent transfer under applicable Federal or state laws. A Subsidiary Guarantor that makes a payment or distribution under its Exchange Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor.

        The Exchange Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon

          (1)   any sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor,

          (2)   the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness of Steel Dynamics or the repayment of the Indebtedness (or Attributable Debt) of such Subsidiary Guarantor, in each case which resulted in the obligation to Guarantee the Notes; provided that such Subsidiary Guarantor has not Guaranteed any other Indebtedness of Steel Dynamics or incurred or otherwise become liable for any other Indebtedness (or Attributable Debt) which would have resulted in an obligation to Guarantee the Notes;

          (3)   if the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default shall have occurred and then be continuing; or

          (4)   if the Notes are defeased in accordance with the terms of the Indenture.

        We are not restricted from selling or otherwise disposing of any of the Subsidiary Guarantors or any or all of the assets of any of the Subsidiary Guarantors.

Ranking

        The Exchange Notes will be equal in right of payment with all existing and future unsubordinated unsecured indebtedness of Steel Dynamics and senior in right of payment to all subordinated indebtedness of Steel Dynamics. The Exchange Note Guarantees will be equal in right of payment with all future unsubordinated unsecured indebtedness of the Subsidiary Guarantors. The Exchange Notes and the Exchange Note Guarantees will be effectively subordinated to any secured Indebtedness to the extent of the value of the assets securing such debt. The Credit Agreement is secured by the inventory and accounts, chattel paper, instruments, deposit accounts, letter of credit rights and general intangibles of Steel Dynamics and its subsidiaries that have guaranteed the Credit Agreement. The Credit Agreement is also secured by a pledge of the capital stock or other equity interests of Steel Dynamics and its subsidiaries that have guaranteed the Credit Agreement.

        As of December 31, 2008, we had $2.65 billion of consolidated indebtedness outstanding, of which there would have been:

  •
  $950.0 million of secured indebtedness,

  •
  $500.0 million of unsecured 6 3/4% Senior Notes due 2015;

  •
  $700.0 million of unsecured 7 3/8% Senior Notes due 2012; and

  •
  $500.0 million of these Exchange Notes due 2016.

        As of December 31, 2008, our non-guarantor subsidiaries had approximately $87 million of liabilities outstanding, including $21 million of indebtedness, all of which is held by Steel Dynamics, Inc.

Sinking Fund

        There will be no sinking fund payments for the Exchange Notes.

Registration Rights

        The following is a summary of the material provisions of the Registration Rights Agreement. You should read the form of the Registration Rights Agreement. A copy of the form of Registration Rights Agreement is available from Steel Dynamics upon request.

        Steel Dynamics and the Subsidiary Guarantors have agreed with the initial purchasers, for the benefit of the Holders, that they will use their reasonable best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the old notes for an issue of unsubordinated Exchange Notes of Steel Dynamics, guaranteed by the Subsidiary Guarantors, with terms identical to the old notes (except that the Exchange Notes will not bear legends restricting transfer).

        The Exchange Offer will remain open for not less than 20 business days after the date Steel Dynamics mails notice of the Exchange Offer to Holders. For each old note surrendered to Steel Dynamics under the Exchange Offer, the Holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note shall accrue from the last interest payment date on which interest was paid on the old notes so surrendered or, if no interest has been paid on such old notes, from the Closing Date.

        If Steel Dynamics effects the Exchange Offer, it will be entitled to close the Exchange Offer 20 business days after the commencement thereof, provided that it has accepted all old notes validly surrendered in accordance with the terms of the Exchange Offer. Old notes not tendered in the Exchange Offer will bear interest at the rate set forth on the cover page of this prospectus and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions."

        In the event that applicable interpretations of the staff of the Securities and Exchange Commission do not permit Steel Dynamics to effect the Exchange Offer, or under other specified circumstances, Steel Dynamics and the Subsidiary Guarantors will, at their cost, use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resale of the old notes. Steel Dynamics and the Subsidiary Guarantors will use their best efforts to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all old notes covered by a Shelf Registration Statement have been sold pursuant to a Shelf Registration Statement. Steel Dynamics and the Subsidiary Guarantors will, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when the Shelf Registration Statement for the old notes has become effective and take certain other actions as are required to permit resale of the old notes. A Holder that sells its old notes pursuant to the Shelf Registration Statement (1) generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

        In the event that the Exchange Offer is not consummated on or prior to the date that is 366 days after the applicable Closing Date, the annual interest rate borne by the Notes will be increased thereafter by .5% over the rate shown on the cover page of this prospectus. Once the Exchange Offer is consummated or the Shelf Registration Statement is declared effective, the annual interest rate borne by the old notes shall be changed to again be the rate shown on the cover page of this prospectus.

CERTAIN COVENANTS

Limitation on Liens

        Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to, create, incur, issue, assume or guarantee any Indebtedness secured by a Mortgage upon any of its properties or assets, whether owned on the Closing Date or thereafter acquired, without effectively providing concurrently that the Exchange Notes are secured equally and ratably with or, at our option, prior to such Indebtedness so long as such Indebtedness shall be so secured.

        The foregoing restriction shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Indebtedness secured by:

  (1)
  Mortgages on any property or assets existing at the time of the acquisition thereof by Steel Dynamics or any Significant Subsidiary;

  (2)
  Mortgages on property or assets of a Person existing at the time such Person is merged into or consolidated with Steel Dynamics or any of its Significant Subsidiaries or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to Steel Dynamics or any of its Significant Subsidiaries; provided that any such Mortgage does not extend to any property or assets owned by Steel Dynamics or any of its Significant Subsidiaries immediately prior to such merger, consolidation, sale, lease or disposition;

  (3)
  Mortgages on property or assets of a Person existing at the time such Person becomes a Significant Subsidiary of Steel Dynamics;

  (4)
  Mortgages in favor of Steel Dynamics or any of its Restricted Subsidiaries;

  (5)
  Mortgages on property or assets (including shares of Capital Stock of any Subsidiary formed to acquire, construct, develop or improve such property) to secure all or part of the cost of acquisition, construction, development or improvement of such property, or to secure Indebtedness incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained no later than 360 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

  (6)
  Mortgages to secure obligations under Credit Facilities in an aggregate principal amount not to exceed the greater of (I) $1,000 million and (II) the sum of the amounts equal to (x) 70% of the consolidated book value of the inventory of Steel Dynamics and its Subsidiaries and (y) 90% of the consolidated book value of the accounts receivable of Steel Dynamics and its Subsidiaries, in each case as of the most recently ended fiscal quarter of Steel Dynamics for which financial statements are available;

  (7)
  Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; and

  (8)
  Mortgages existing on the date of the Indenture or any extension, renewal, replacement or refunding of any Indebtedness secured by a Mortgage existing on the date of the Indenture or referred to in clauses (1), (2), (3) or (5); provided that any such extension, renewal, replacement or refunding of such Indebtedness shall be created within 360 days of repaying the Indebtedness secured by the Mortgage referred to in clauses (1), (2), (3) or (5) and the principal amount of the Indebtedness secured thereby and not otherwise authorized by clauses (1), (2), (3) or (5) shall not exceed the principal amount of Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

        Notwithstanding the restrictions described above, Steel Dynamics and any of its Significant Subsidiaries may create, incur, issue, assume or guarantee Indebtedness secured by Mortgages without equally and ratably securing the Notes, if at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate amount of all such Indebtedness secured by Mortgages which would otherwise be subject to such restrictions (other than any Indebtedness secured by Mortgages permitted as described in clauses (1) through (8) of the immediately preceding paragraph) plus all Attributable Debt of Steel Dynamics and any of its Significant Subsidiaries in respect of Sale and Leaseback Transactions (with the exception of such transactions which are permitted under clauses (1) through (4) of the first sentence of the first paragraph under "—Limitation on Sale and Leaseback Transactions" below) does not exceed 10% of Consolidated Tangible Assets.

Limitation on Sale and Leaseback Transactions

        Steel Dynamics will not, and will not permit any of its Significant Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

  (1)
  the Sale and Leaseback Transaction is solely with Steel Dynamics or any of its Restricted Subsidiaries;

  (2)
  the lease is for a period not in excess of 24 months, including renewals;

  (3)
  Steel Dynamics or such Significant Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1) through (8) of the second paragraph under the heading "—Limitation on Liens", without equally and ratably securing the Notes then outstanding under the indenture, to create, incur, issue, assume or guarantee Indebtedness secured by a Mortgage on such property or assets in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

  (4)
  Steel Dynamics or such Significant Subsidiary within 360 days after the sale of property or assets in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the greater of (A) the net proceeds of the sale of such property or assets or (B) the fair market value of such property or assets to (i) the retirement of Notes, other Funded Debt of Steel Dynamics ranking on a parity with the Notes or Funded Debt of a Restricted Subsidiary or (ii) the purchase of property or assets; or

  (5)
  the Attributable Debt of Steel Dynamics and its Significant Subsidiary in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into after the Closing Date (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (4) of this sentence), plus the aggregate principal amount of Indebtedness secured by Mortgages then outstanding (not including any such Indebtedness secured by Mortgages described in clauses (1) through (8) of the second paragraph under the heading "—Limitation on Liens") which do not equally and ratably secure the Notes (or secure Notes on a basis that is prior to other Indebtedness secured thereby), would not exceed 10% of Consolidated Tangible Assets.

Consolidation, Merger and Sale of Assets

        Steel Dynamics will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

  (1)
  it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the "Surviving Person"), shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of Steel Dynamics' obligations under the Indenture and the Notes;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

  (3)
  it delivers to the Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

  (4)
  each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Steel Dynamics has entered into a transaction pursuant to the covenant described herein shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of Steel Dynamics or the Surviving Person in accordance with the Notes and the Indenture.

        The Surviving Person will succeed to, and except in the case of a lease be substituted for, Steel Dynamics under the Indenture and the Notes.

        Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of its Note Guarantee and the Indenture in connection with the sale, exchange or transfer to any Person (other than an Affiliate of Steel Dynamics) of all of the Capital Stock of such Subsidiary Guarantor) will not, and Steel Dynamics will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than Steel Dynamics or any other Subsidiary Guarantor unless:

  (1)
  such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and such Person assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on its Note Guarantee; and

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        The successor Subsidiary Guarantor will succeed to, and except in the case of a lease be substituted for, such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor's Note Guarantee.

SEC Reports and Reports to Holders

        Whether or not Steel Dynamics is then required to file reports with the SEC, Steel Dynamics shall file with the SEC all such reports and other information as it would be required to file with the SEC by Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto within the time periods specified by the SEC's rules and regulations. Steel Dynamics shall supply the Trustee and each Holder who so requests or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information.

Events of Default

        The following events will be defined as "Events of Default" in the Indenture:

  (a)
  default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

  (b)
  default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

  (c)
  (1) Steel Dynamics defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a) or (b) above and other than a default relating to Steel Dynamics' obligations described under the caption "SEC Reports and Reports to Holders") and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes and (2) Steel Dynamics defaults in the performance of or breaches its obligations described under the caption "SEC Reports and Reports to Holders" and such default or breach continues for a period of 90 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

  (d)
  there occurs with respect to any issue or issues of Indebtedness of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $75 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

  (e)
  any final judgment or order (not covered by insurance) for the payment of money in excess of $75 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $75 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

  (f)
  a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding-up or liquidation of the affairs of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

  (g)
  Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of Steel Dynamics, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

  (h)
  any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

        If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to Steel Dynamics or any Subsidiary Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to Steel Dynamics (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (d) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) shall be remedied or cured by Steel Dynamics, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) above occurs with respect to Steel Dynamics or any Subsidiary Guarantor, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to Steel Dynamics and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "—Modification and Waiver."

        The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  the Holder gives the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

        An officer of Steel Dynamics must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of Steel Dynamics and its Subsidiaries and Steel Dynamics' and its Subsidiaries' performance under the Indenture and that Steel Dynamics has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. Steel Dynamics will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors or Employees

        No recourse for the payment of the principal of, premium, if any, or interest on any of the Exchange Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Steel Dynamics in the Indenture, or in any of the Exchange Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Steel Dynamics or of any successor Person thereof. Each Holder, by accepting the Exchange Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

        Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Steel Dynamics, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

        The old notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also were offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, Notes have been issued in registered, global form in minimum initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Rule 144A Notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially were represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes were deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        The Exchange Notes will also be issued in the form of one or more Global Notes registered in the name of the DTC or its nominee.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See "—Exchange of Book-Entry Notes for Certificated Notes." Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under "Notice to Investors."

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive Notes in registered certificated form, or Certificated Notes, if:

  (1)
  DTC (a) notifies Steel Dynamics that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Steel Dynamics fails to appoint a successor depositary; or

  (2)
  Steel Dynamics, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes.

        Additionally, Exchange Notes transferred to Non-Global Purchasers will be in registered form without interest coupons, as Certificated Notes. Upon the transfer of Certificated Notes initially issued to a Non-Global Purchaser to a qualified institutional buyer or in accordance with Regulation S, such Certificated Notes will, unless the relevant Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in a Global Note.

        In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law and Steel Dynamics and the Trustee receive evidence thereof satisfactory to them.

Exchanges Between Regulation S Notes and Rule 144A Notes

        Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available). If such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

        Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the

Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Defeasance

        Defeasance and Discharge.    The Indenture provides that Steel Dynamics will be deemed to have paid and will be discharged from any and all obligations in respect of the Exchange Notes on the 123rd day after the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Exchange Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Exchange Notes, to replace stolen, lost or mutilated Exchange Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

  (A)
  Steel Dynamics has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Notes (i) on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Exchange Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Exchange Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Exchange Notes on such Redemption Date,

  (B)
  Steel Dynamics has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of Steel Dynamics' exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law,

  (C)
  immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Steel Dynamics or any of its Subsidiaries is a party or by which Steel Dynamics or any of its Subsidiaries is bound and

  (D)
  if at such time the Exchange Notes are listed on a national securities exchange, Steel Dynamics has delivered to the Trustee an Opinion of Counsel to the effect that the Exchange Notes will not be delisted as a result of such deposit, defeasance and discharge.

        Defeasance of Certain Covenants and Certain Events of Default.    The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to the provisions of the Indenture described under the heading "Repurchase of Notes Upon a Change of Control" and all the covenants described herein under "Covenants," clause (c) under "Events of Default," and clauses (d) and (e) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Exchange Notes (i) on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Exchange Notes or (ii) on any earlier Redemption Date pursuant to the terms of the Indenture and the Exchange Notes; provided that Steel Dynamics has provided the Trustee with irrevocable instructions to redeem all of the outstanding Exchange Notes on such Redemption Date, the satisfaction of the provisions described in clauses (B)(2), (C) and (D) of the preceding paragraph and the delivery by Steel Dynamics to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

        Defeasance and Certain Other Events of Default.    In the event Steel Dynamics exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Exchange Notes as described in the immediately preceding paragraph and the Exchange Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Exchange Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Exchange Notes at the time of the acceleration resulting from such Event of Default. However, Steel Dynamics will remain liable for such payments and any Subsidiary Guarantor's Exchange Note Guarantee with respect to such payments will remain in effect.

Modification and Waiver

        The Indenture may be amended, without the consent of any Holder, to:

  (1)
  cure any ambiguity, defect or inconsistency in the Indenture;

  (2)
  comply with the provisions described under "Consolidation, Merger and Sale of Assets";

  (3)
  comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act or in order to maintain such qualification;

  (4)
  evidence and provide for the acceptance of appointment by a successor Trustee;

  (5)
  provide for the issuance of Additional Notes; or

  (6)
  make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

        Modifications and amendments of the Indenture may be made by Steel Dynamics and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby,

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Note,

  (2)
  reduce the principal amount of, or premium, if any, or interest on, any Exchange Note,

  (3)
  change the optional redemption dates or optional redemption prices of the Exchange Notes from that stated under the caption "Optional Redemption,"

  (4)
  change the place or currency of payment of principal of, or premium, if any, or interest on, any Exchange Note,

  (5)
  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Exchange Note,

  (6)
  waive a default in the payment of principal of, premium, if any, or interest on the Exchange Notes,

  (7)
  release any Subsidiary Guarantor from its Exchange Note Guarantee, except as provided in the Indenture,

  (8)
  amend, change or modify the obligation of Steel Dynamics to make and consummate an Offer to Purchase under the "Limitation on Asset Sales" after the obligation to make such Offer to Purchase has arisen or the obligation of Steel Dynamics to make and consummate an Offer to Purchase under the "Repurchase of Exchange Notes upon a Change of Control" covenant after a Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto, or

  (9)
  reduce the percentage or aggregate principal amount of outstanding Exchange Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Definitions

        Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this "Description of the Notes" for which no definition is provided.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Attributable Debt" in respect of any Sale and Leaseback Transaction, means, as of the time of determination, the total obligation (discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with like term in accordance with GAAP) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such Sale and Leaseback Transaction.

        "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

        "Change of Control" means such time as:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Steel Dynamics and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of Steel Dynamics on a fully diluted basis;

  (3)
  the adoption of a plan relating to the liquidation or dissolution of Steel Dynamics;

  (4)
  individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by Steel Dynamics' stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

  (5)
  Steel Dynamics consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Steel Dynamics, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Steel Dynamics or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Steel Dynamics outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

        "Closing Date" means the date on which the Notes were originally issued under the Indenture.

        "Consolidated Tangible Assets" means the total amount of assets of Steel Dynamics and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or annual consolidated balance sheet of Steel Dynamics and its Subsidiaries, prepared in conformity with GAAP.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of June 19, 2007, among Steel Dynamics, Inc., as Borrower, certain designated "Initial Lenders," National City Bank as Collateral Agent, National City Bank and Wells Fargo Bank, National Association, as Administrative Agents, Bank of America, N.A. and National City Bank, as Syndication Agents and Banc of America Securities LLC and National City Bank, as Joint Lead Arrangers, and the lenders from time to time party thereto, together with any agreements, instruments, security agreements, guaranties and other documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments, security agreements, guaranties or other documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refunding, refinancing, replacement or substitution thereof or therefor, whether with the same or different lenders.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Foreign Subsidiary" means any Subsidiary of Steel Dynamics that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code and does not guarantee or otherwise provide direct credit support for any Indebtedness of Steel Dynamics or any Subsidiary Guarantor.

        "Funded Debt" means all Indebtedness having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, but excluding any such Indebtedness owed to Steel Dynamics or a Subsidiary of Steel Dynamics.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect on the Closing Date.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Initial Subsidiary Guarantors" means Admetco, Inc.; Auburn Investment Company, LLC; Capitol City Metals, LLC; Carolina Investment Company, LLC; Global Shredding Technologies Ltd., LLC; Industrial Scrap Corporation; Industrial Scrap, LLC; Jackson Iron & Metal Company, Inc.; John W. Hancock, Jr., LLC; Lucky Strike Metals, LLC; Marshall Steel, Inc.; Michigan Properties Ecorse, LLC; New Millennium Building Systems, Inc.; New Millennium Building Systems, LLC; OmniSource Athens Division, LLC; OmniSource Bay City, LLC; OmniSource Corporation; OmniSource Indianapolis, LLC; OmniSource Mexico, LLC; OmniSource Transport, LLC; OmniSource, LLC; Recovery Technologies, LLC; Roanoke Electric Steel Corporation; Scientific Recycling Group, LLC; SDI Investment Company; Shredded Products II, LLC; Shredded Products, LLC; SOCAR of Ohio, Inc.; Steel Dynamics Sales North America, Inc.; Steel of West Virginia, Inc.; Steel Ventures, Inc.; Superior Aluminum Alloys, LLC; SWVA, Inc.; and The Techs Industries, Inc. Certain additional "New Subsidiary Guarantors" not listed in the original Indenture dated April 3, 2008 and the First Supplemental Indenture dated April 18, 2008 are described in the Second Supplemental Indenture dated as of September 24, 2008.

        "Indebtedness" means indebtedness for borrowed money.

        "Investment Grade" means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's) or (2) the equivalent in respect of the Rating Categories of any Rating Agencies.

        "Mortgage" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or any other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Moody's" means Moody's Investors Service, Inc.

        "Note Guarantee" means a Guarantee of the obligations of Steel Dynamics under the Indenture and the Exchange Notes by any Subsidiary Guarantor.

        "Offer to Purchase" means an offer to purchase Notes by Steel Dynamics from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

  (1)
  that all Notes validly tendered will be accepted for payment on a pro rata basis;

  (2)
  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

  (3)
  that any Note not tendered will continue to accrue interest pursuant to its terms;

  (4)
  that, unless Steel Dynamics defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

  (5)
  that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

  (6)
  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

  (7)
  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

        On the Payment Date, Steel Dynamics shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by Steel Dynamics. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Steel Dynamics will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. Steel Dynamics will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that Steel Dynamics is required to repurchase Notes pursuant to an Offer to Purchase.

        "Operating Property" means any real property, including any manufacturing plant or warehouse erected thereon, or equipment located in the United States owned by, or leased to, Steel Dynamics, or any Subsidiary of Steel Dynamics, that has a market value in excess of $50.0 million.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Rating Agencies" means (1) S&P and Moody's or (2) if S&P or Moody's or both of them are not making ratings publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by Steel Dynamics, which will be substituted for S&P or Moody's or both, as the case may be.

        "Rating Category" means (1) with respect to S&P, any of the following categories (any of which may include a "+" or "-": AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (2) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (3) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

        "Restricted Subsidiary" means any Subsidiary of Steel Dynamics other than an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to Steel Dynamics or any Subsidiary of Steel Dynamics of any property or assets, which property or assets has been or is to be sold or transferred by Steel Dynamics or any Subsidiary of Steel Dynamics to such Person.

        "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X of the Securities Act as in effect on the Closing Date; provided that all references to 10% in the definition of "significant subsidiary" in Article 1 of Regulation S-X of the Securities Act shall be deemed to be 7.5%.

        "Subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by Steel Dynamics, or by one or more other Subsidiaries of Steel Dynamics, or by Steel Dynamics and one or more other Subsidiaries of Steel Dynamics.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies.

        "Subsidiary Guarantor" means any Subsidiary Guarantor and any other Subsidiary of Steel Dynamics which provides a Note Guarantee of Steel Dynamics' obligations under the Indenture and the Notes, until such Note Guarantee is released in accordance with the terms of the Indenture.

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

        "Unrestricted Subsidiary" means STLD Holdings, Inc., Dynamic Aviation, LLC, Paragon Steel Enterprises, LLC, Speedbird Aviation, LLC and each of their respective direct and indirect Subsidiaries; provided, however, in the event (a) any such Subsidiary guarantees Indebtedness of Steel Dynamics or any Subsidiary Guarantor in an aggregate amount in excess of $50 million or (b) Steel Dynamics or any of its Subsidiaries (other than an Unrestricted Subsidiary) contributes or otherwise transfers (other than a sale for fair market value) any Operating Property (including shares of stock of a Subsidiary that owns the Operating Property) to such Subsidiary, in either case such Subsidiary shall cease to be an Unrestricted Subsidiary and if such Subsidiary would be a Significant Subsidiary, such Subsidiary will Guarantee payment of the principal of, premium if any and interest on the Notes.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of an old note for an Exchange Note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for an Exchange Note pursuant to the exchange offer and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the old note immediately before the exchange. A holder who does not exchange its old notes for Exchange Notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange

Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchasers of the old notes, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the issuance of the Exchange Notes and the related guarantees will be passed upon for us by Barrett & McNagny LLP, Fort Wayne, Indiana.

EXPERTS

        The consolidated financial statements of Steel Dynamics, Inc. appearing in Steel Dynamics, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Steel Dynamics, Inc.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

The Delaware Limited Liability Company

        The Delaware Limited Liability Company Act, Section 18-107, provides that, subject to the company's limited liability company agreement, a limited liability company may indemnify and hold harmless any member, manager or other person from and against any and all claims and demands.

  OmniSource Southeast, LLC

        The Certificate of Formation contains no provisions respecting indemnification. The Amended and Restated Operating Agreement of Recycle South, LLC (now known as OmniSource Southeast, LLC) provides that the company shall advance litigation expenses to a member, manager or officer for any claim against such person in such person's capacity as member, manager or officer.

The Indiana Corporations

        Indiana Business Corporation Law.    Chapter 37 of the Indiana Business Corporation Law ("IBCL") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (i) the individual's conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and, (3) in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

        Officers, unless the corporation's articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, manager, employee, or agent. The indemnification provided for or authorized by the IBCL does not exclude other rights to indemnification and that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements.

  Steel Dynamics, Inc.
  Steel Dynamics Sales North America, Inc.
  Roanoke Electric Steel Corporation
  OmniSource Corporation
  Industrial Scrap Corporation

        Articles of Incorporation and Bylaws.    As permitted by Chapter 37 of the Indiana Business Corporation Law, Article IX of Steel Dynamics, Inc.'s Amended and Restated Articles of Incorporation, Article IV of the Bylaws of Steel Dynamics Sales North America, Inc., and Roanoke Electric Steel Corporation, and the Bylaws of OmniSource Corporation and the Bylaws of Industrial Scrap Corporation provide that we shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to our best interests.

        We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

        We may purchase and maintain, and we do so purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability under Article IX. Article IX does not preclude us from providing indemnification in any other manner.

  Admetco, Inc.

        Neither the Articles of Incorporation nor the Bylaws of Admetco, Inc. contain provisions regarding the indemnification of officers or directors.

The Indiana Limited Liability Companies

        Indiana Business Flexibility Act.    Chapter 2 of the Indiana Business Flexibility Act provides that, subject to any standards and restrictions set forth in a company's operating agreement, a limited liability company may indemnify and hold harmless any member, manager, agent or employee from and against any and all claims and demands, unless the action or failure to act for which indemnification is sought constitutes willful misconduct or recklessness.

  Shredded Products II, LLC
  Superior Aluminum Alloys, LLC

        Operating Agreements.    The Operating Agreements of Shredded Products II, LLC and of Superior Aluminum Alloys, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a manager or member of the company, so long as the manager or member acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such manager or member to have been in our best interest. In the case of criminal action, indemnification is authorized if the member or manager had reasonable cause to believe the conduct was lawful. Unless the member or manager is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the manager or member met the applicable standard of conduct.

        We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  OmniSource, LLC
  Industrial Scrap, LLC

        Operating Agreements.    The Operating Agreements of OmniSource, LLC and of Industrial Scrap, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a member, manager or officer of the company, so long as the member, manager or officer acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such member, manager or officer to have been in our best interest. In the case of criminal action, indemnification is authorized if the member, manager or officer had reasonable cause to believe the conduct was lawful. Unless the member or manager is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the member, manager or officer met the applicable standard of conduct.

        We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  Capitol City Metals, LLC
  Auburn Investment Company, LLC
  Recovery Technologies, LLC
  Scientific Recycling Group, LLC
  OmniSource Transport, LLC
  Global Shredding Technologies, Ltd., LLC
  Lucky Strike Metals, LLC
  Michigan Properties Ecorse, LLC
  OmniSource Athens Division, LLC
  OmniSource Bay City, LLC
  OmniSource Indianapolis, LLC
  OmniSource Mexico, LLC

        Operating Agreements.    The Operating Agreements of Capitol City Metals, LLC, Auburn Investment Company, LLC, Recovery Technologies, LLC, Scientific Recycling Group, LLC, OmniSource Transport, LLC, Global Shredding Technologies, Ltd., LLC, Lucky Strike Metals, LLC, Michigan Properties Ecorse, LLC, OmniSource Athens, LLC, OmniSource Bay City, LLC, OmniSource Indianapolis, LLC, and OmniSource Mexico, LLC provide that we shall indemnify a person against expenses, judgments, settlements, penalties and fines if such person is made or threatened to be made a party to a proceeding by reason of the fact that the person was or is a member of the company, so long as the member acted in good faith and, when the conduct was taken in such person's official capacity, in a manner reasonably believed by such member to have been in our best interest. In the case of criminal action, indemnification is authorized if the member had reasonable cause to believe the conduct was lawful. Unless the member is successful in a proceeding on the merits, indemnification shall be made only upon a determination that indemnification is permissible because the member met the applicable standard of conduct.

        We may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the person furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

  New Millennium Building Systems, LLC

        Operating Agreement.    The Amended and Restated Operating Agreement of New Millennium Building Systems, LLC provides that we shall fully indemnify its member for any claim asserted against the member in the member's capacity as a managing member.

The Delaware Corporations

        Delaware General Corporation Law.    Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of us and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of us, we may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  SDI Investment Company

        Bylaws.    The Bylaws of SDI Investment Company provide that we shall indemnify a person who is made or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director or officer of us or was serving at the request of us as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent authorized by the DGCL. Such indemnification extends to all expense, liability and loss reasonably incurred or suffered by such person, except to the extent related to a proceeding initiated by the person against us and not authorized by the board of directors.

        We may advance or reimburse expenses incurred by a person entitled to indemnification, in advance of final disposition, provided that, if required by the DGCL, the individual furnishes us with a written undertaking to repay the advance if it is ultimately determined that the person is not entitled to indemnification.

        If we fail to pay a claim for indemnification within sixty (60) days after receipt of such claim (or twenty (20) days in the case of an advance), the person seeking indemnification may bring suit against us to recover the claim. If successful in a suit as a claimant or as a defendant in a suit by us to enforce a written undertaking for advances, the person is entitled to the expenses of such suit.

        The inclusion of such indemnification provisions does not preclude us from providing indemnification in any other manner.

        We may purchase and maintain insurance on behalf of its directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability under the DGCL.

  Steel of West Virginia, Inc.
  SWVA, Inc.

        Certificate of Incorporation.    Our Certificates of Incorporation provide that we shall indemnify to the full extent permitted by the DGCL all persons it may indemnify under such law.

  Marshall Steel, Inc.
  Steel Ventures, Inc.

        Certificate of Incorporation.    Our Certificates of Incorporation provide that we shall indemnify a person to the full extent permitted by the DGCL against expenses, fines, judgments and amounts paid in settlement actually and reasonably incurred by such person in any threatened, pending or completed proceeding in which the person is involved by reason of the fact that he or she was or is a director or officer of the corporation or was serving another incorporated or unincorporated enterprise in such capacity at the request of us.

  The Techs Industries, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of The Techs Industries, Inc. contains provisions regarding the indemnification of directors or officers.

The Michigan Corporations

        Michigan Business Corporation Act.    Under Section 561 of the Michigan Business Corporation Act ("MIBCA"), a Michigan corporations may indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

        Under Section 562 of the MIBCA, a Michigan corporation may also provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The MIBCA also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities.

  Jackson Iron & Metal Company, Inc.

        Articles of Incorporation and Bylaws.    The Bylaws of Jackson Iron & Metal Company, Inc. provide that we shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful.

        We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by independent legal counsel. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

        We may purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent, whether or not we would have the power to indemnify the individual against the same liability.

The Ohio Corporation

        Ohio General Corporation Law.    Pursuant to Section 1701.13(E) of the Ohio Revised Code, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common please or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common please or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code. An Ohio corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

        The indemnification provided for in Section 1701.13(E) of the Ohio Revised Code is not exclusive of any other rights of indemnification to which those seeking indemnification may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

  Socar of Ohio, Inc.

        Articles of Incorporation and Bylaws.    Neither the Articles of Incorporation nor the Bylaws of Socar of Ohio, Inc. contains provisions regarding the indemnification of directors or officers.

The South Carolina Corporation

        South Carolina Business Corporation Act.    The South Carolina Business Corporation Act of 1988 ("SCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Under the SCBCA, a South Carolina corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. We may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. We may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not we would have the power to indemnify him against the same liability under the statute.

  New Millennium Building Systems, Inc.

        Articles of Incorporation and Bylaws. Neither the Articles of Incorporation nor the Bylaws of New Millennium Building Systems, Inc. contains provisions regarding the indemnification of directors or officers.

The North Carolina Corporations

        North Carolina Business Corporation Act.    Chapter 55 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (i) the individual's conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and (3) in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation. A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that the person is not entitled to indemnification. Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.

        Officers, unless the corporation's articles of incorporation provide otherwise, may be indemnified to the same extent as directors.

        A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, member, employee, or agent. The indemnification provided for or authorized by the NCBCA does not exclude other rights to indemnification that a person may have under a corporation's articles of incorporation, bylaws or certain other duly authorized agreements, except as to liability incurred on account of activities known or believed to be clearly in conflict with the best interests of the corporation.

  Cohen and Green Salvage Co., Inc.
  Raeford Salvage Company, Inc.
  Lumberton Recycling Company, Inc.

        Articles of Incorporation and Bylaws.    The Restated Articles of Incorporation of Cohen and Green Salvage Co., Inc., Raeford Salvage Company, Inc., and Lumberton Recycling Company, Inc. provide that a director of the corporation shall have no personal liability for breach of any duty as a director, except with respect to acts or omissions that the director knew or believed at the time were clearly in conflict with the best interests of the corporation; liability for unlawful distributions; transactions from which the director derived an improper personal benefit; or acts or omissions occurring prior to the effectiveness of the Restated Articles. The Bylaws of Cohen and Green Salvage Co., Inc., Raeford Salvage Company, Inc., and Lumberton Recycling Company, Inc. provide that, except as modified by the corporation's Articles of Incorporation, the corporation shall indemnify a director or officer against liability, including expenses and costs of defense, incurred in any proceeding, if that individual was made a party to the proceeding because the individual is or was a director or officer, or, at our request, was serving as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether or not for profit, so long as the individual's conduct was in good faith and with the reasonable belief, in connection with the individual's "official capacity," that the conduct was in our best interests, or, in all other cases, that the conduct was at least not opposed to our best interests. In the case of any criminal proceeding, the duty to indemnify applies so long as the individual either had reasonable cause to believe that the conduct was lawful, or had no reasonable cause to believe that the conduct was unlawful. Conduct with respect to an employee benefit plan in connection with a matter the individual believed to be in the best interests of the participants in and beneficiaries of the plan is deemed conduct that satisfies the indemnification standard that the individual reasonably believed that the conduct was at least not opposed to our best interests.

        We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met.

        Unless the director has been successful in the defense of a proceeding, in all cases, whether in connection with advancement of expenses during a proceeding, or afterward, we may not grant indemnification unless authorized in the specific case after a determination has been made that indemnification is permissible under the circumstances. The determination may be made either by our board of directors, by majority vote of a quorum consisting of directors not at the time parties to the proceeding, or, if a quorum cannot be so obtained, then by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding. Alternatively, the determination can be made by special legal counsel selected by the board of directors or the committee, or by the stockholders, excluding shares owned by or voted under the control of persons who are at the time parties to the proceeding. In the event that a person seeking indemnification believes that it has not been properly provided that person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. In such a proceeding, a court is empowered to grant indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the person met the standard of conduct for indemnification.

        We may purchase and maintain, and we do so purchase and maintain insurance on behalf of our directors, officers, employees or agents, insuring against liability arising from his or her status as a director, officer, employee, or agent.

The North Carolina Limited Liability Company

        North Carolina Limited Liability Company Act.    The North Carolina Limited Liability Company Act ("NCLLCA"), Sections 57C-3-31 and 57C-3-32 provide that, unless the articles of organization or operating agreement provide otherwise, a limited liability company shall indemnify managers, directors and executives for payments made and liabilities reasonably incurred in the authorized conduct of the company's business or for the preservation of its business or property; and members, managers, directors and executives who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director or executive against reasonable expenses incurred in connection with the proceeding.

        The indemnification provided for or authorized by the NCLLCA does not exclude other rights to indemnification that a person may have under a limited liability company's articles of organization or operating agreement, except as to liability incurred on account of activities known or believed to be clearly in conflict with the best interests of the limited liability company, transactions from which the person derived an improper personal benefit, or acts or omissions occurring prior to the effective date of the law; however, indemnification may be provided if approved by all members of the limited liability company.

        A limited liability company may purchase and maintain insurance on behalf of an individual who is or was a manager, director, executive, officer, employee, or agent of the limited liability company, or who, while a manager, director, executive, officer, employee, or agent of the limited liability company, is or was serving at the request of the limited liability company as a director, executive, officer, partner, member, manager, trustee, employee or agent of another person against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a manager, director, executive, officer, employee, or agent.

  Atlantic Scrap and Processing—Wilmington, LLC

        The Articles of Organization of Atlantic Scrap and Processing—Wilmington, LLC eliminate the liability of a person who is serving or who has served as a manager for monetary damages for breach of duty as a manager. The 2008 Amended and Restated Operating Agreement provides that the company shall indemnify a person who is made party to a proceeding by reason of the fact that the person is or was a manager or member, if the manager or member acted in good faith and in a manner the person reasonably believed, in the case of conduct taken in such capacity, to be in the best interest of the company, or in all other cases, not opposed to the best interests of the company, or in a criminal case, if the manager or member had reasonable cause to believe such conduct was lawful. Indemnification is mandatory where such person has been successful on the merits or otherwise, in the defense of a proceeding, and otherwise authorized upon a determination that the person met the applicable standard of conduct.

        We may advance or reimburse for reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes us with a written affirmation of his or her good faith belief that the applicable standard of conduct was observed, accompanied by a written undertaking to repay the advance if it is ultimately determined that the applicable standards were not met, and the facts then known do not preclude indemnification.

        A person will be deemed to have acted in good faith if the action is based on information, opinions reports or statements, including financial statements and other financial data, prepared by a member, manager or employees of the company or another enterprise reasonably believed to be reliable and competent, or the governing body of another enterprise.

The Virginia Limited Liability Companies

        Virginia Limited Liability Company Act.    Section 13.1-1009 of the Virginia Limited Liability Company Act permits a Virginia limited liability company, subject to the standards and restrictions set forth in its articles of organization or operating agreement, to indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member, manager or other person for reasonable expenses incurred by such a person who is party to a proceeding in advance of final disposition of the proceeding.

  John W. Hancock, Jr., LLC

        Operating Agreement.    The Amended and Restated Operating Agreement of John W. Hancock, Jr., LLC provides that we shall fully indemnify its member for any claim asserted against the member in the member's capacity as a managing member.

        The indemnification provisions set forth in the constituent documents described above, as well as the authority vested by applicable law in our boards of directors and in the limited liability companies' controlling persons to grant indemnification beyond that which is described above, may be sufficiently broad to provide indemnification of the directors, officers and controlling persons for liabilities arising under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        We have obtained liability insurance for the benefit of our directors, officers and controlling persons which provides coverage for losses of directors, officers and controlling persons for liabilities arising out of claims against such persons acting as our officers or directors, or for any of our subsidiaries, due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

ITEM 6.    EXHIBITS

Articles of Incorporation
3.1	a
Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1a in our Registration Statement on Form S-1, SEC File No. 333-12521, effective November 21, 1996.
3.1	b
Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective November 2, 2006, increasing the authorized shares to 200 million, incorporated herein by reference from Exhibit 3.1b to our report on Form 10-Q filed May 7, 2008.
3.1	c
Amendment to Article IV of the Amended and Restated Articles of Incorporation of Steel Dynamics, Inc., effective March 27, 2008, increasing the authorized common shares to 400 million, incorporated herein by reference from Exhibit 3.1c to our report on Form 10-Q filed May 7, 2008.
3.2	a	Amended and Restated Bylaws of Steel Dynamics, Inc., incorporated herein by reference from Exhibit 3.1 to our Form 8-K filed July 6, 2006.

Instruments Defining the Rights of Security Holders, Including Indentures
4.1	*	Description of Capital Stock
4.6
Indenture relating to our issuance of $500 million of our 6 3/4% Senior Notes due 2015, between Steel Dynamics, Inc. as Issuer, the Initial Subsidiary Guarantors and the Bank of New York Trust Company, N.A., as trustee, dated as of April 3, 2007, incorporated herein by reference to Exhibit 4.7 to our Form 8-K filed April 3, 2007.
4.8	a
Indenture relating to our issuance of $700 million of our 7 3/8% Senior Notes due 2012, dated as of October 12, 2007, between Steel Dynamics, Inc. as Issuer, the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference from Exhibit 4.9 to our Form 10-Q filed November 9, 2007.
4.8	b
First Supplemental Indenture relating to our issuance of $700 million of our 7 3/8% Senior Notes due 2012, dated as of February 1, 2008, between Steel Dynamics, Inc. as Issuer, the Initial Subsidiary Guarantors, the New Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee.
4.9
Indenture relating to our issuance of our $375 million of 7 3/4% Senior Notes due 2016, dated as of April 3, 2008, between Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference from Exhibit 4.7 to our Form 8-K filed April 8, 2008.
4.10
First Supplemental Indenture relating to our issuance of $125 million of 7 3/4% Senior Notes due 2016, dated as of April 18, 2008, between Steel Dynamics, Inc., as Issuer and the Initial Subsidiary Guarantors, and Wells Fargo Bank, National Association, as Trustee, incorporated herein by reference from our Exhibit 4.12 to our Form 8-K filed April 22, 2008.
4.11
Registration Rights Agreement between Steel Dynamics, Inc., as Issuer and Banc of America Securities, LLC, Goldman, Sachs & Co., and Morgan Stanley & Co. Inc., as Initial Purchasers, dated as of April 3, 2008, re: $375,000,000 of our 7 3/4% Senior Notes due 2016, incorporated herein by reference from our Exhibit 4.6 to our Form 8-K filed April 8, 2008.
4.11	a
Registration Rights Agreement between Steel Dynamics Inc., as Issuer and Banc of America Securities, LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Inc., ABN AMRO Inc., and Wells Fargo Securities, LLC as Initial Purchasers, dated as of April 18, 2008, re $125,000,000 of our 7 3/4% Senior Notes due 2016, incorporated herein by reference from Exhibit 4.11 to our Form 8-K filed April 22, 2008.
Opinions re Legality
5.1	*	Opinion of Barrett & McNagny LLP
Material Contracts
10.3		Amended and Restated Credit Agreement among Steel Dynamics, Inc. and various lenders, dated as of June 19, 2007, incorporated herein by reference from Exhibit 10.3 to our 8-K filed June 21, 2007.
10.3	a	Amendment No. 2 to our Amended and Restated Credit Agreement, dated September 11, 2007, incorporated herein by reference from Exhibit 10.3a to our 8-K filed September 14, 2007.
10.03	b
Amendment No. 3 to the Amended and Restated Credit Agreement and Amendment No. 1 to the Amended and Restated Security Agreement dated March 31, 2008, relating to the Credit Agreement described in Exhibit 10.03, filed June 21, 2007, incorporated herein by reference from our Exhibit 10.03b to our Form 8-K filed April 2, 2008.

10.7	a	Shareholders Agreement, dated as of October 26, 2007, by and among Steel Dynamics, Inc. and the Shareholders of OmniSource Corporation, incorporated herein by reference from Exhibit 10.7 to our report on Form 8-K/A filed November 6, 2007.
10.12
Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc. re Taxable Economic Development Revenue bonds, Trust Indenture between Indiana Development Finance Authority and NBD Bank, N.A., as Trustee re Loan Agreement between Indiana Development Finance Authority and Steel Dynamics, Inc., incorporated herein by reference from Exhibit 10.12 to Registrant's Registration Statement on Form S-1, File No. 333-12521, effective November 21, 1996.
10.19	†	Amended and Restated 1996 Incentive Stock Option Plan, incorporated herein by reference from Exhibit 10.19 to our 2001 Annual Report on Form 10-K, filed March 28, 2002.
10.24	†
2003 Executive Incentive Compensation Plan, approved by stockholders on May 29, 2003, incorporated herein by reference from our Exhibit 10.24 to our 2003 Annual Report on Form 10-K, filed March 12, 2004.
10.25	†	2004 Employee Stock Purchase Plan, approved by stockholders on May 20, 2004, incorporated herein by reference from our Exhibit 10.25 to our 2004 Annual Report on Form 10-K, filed March 4, 2005.
10.40		Non-Employee Director Stock Option Plan, incorporated herein by reference from Exhibit 10.40 to our June 30, 2000 Form 10-Q, filed August 11, 2000.
10.41	†	2006 Equity Incentive Plan, approved by stockholders on May 18, 2006, incorporated herein by reference from our Form 10-K filed February 26, 2007.
12.1	*	Computation of Ratio of Earnings to Fixed Charges
21.1	*	List of our Subsidiaries
23.1	*	Consent of Independent Registered Public Accounting Firm
24.1		Powers of Attorney (see signature pages 73 through 91)
24.2		Power of Attorney of Barrett & McNagny LLP included in Exhibit 5.1
25.1	*	Form T-1, Trustee's Statement of Eligibility
99.1	*	Letter of Transmittal
99.2	*	Notice of Guaranteed Delivery

*
Filed concurrently herewith

†
Indicates a management contract or compensatory plan or arrangement

Item 22.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (c)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          (ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser

        (d)   For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (f)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (g)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on April 16, 2009.

Steel Dynamics, Inc.
By:	/s/ THERESA E. WAGLER
	Name:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Executive Vice President and Director	April 16, 2009
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Executive Vice President and Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Signature	Title	Date

/s/ JOHN C. BATES John C. Bates	Director	April 16, 2009
/s/ FRANK D. BYRNE Frank D. Byrne	Director	April 16, 2009
/s/ PAUL B. EDGERLEY Paul B. Edgerley	Director	April 16, 2009
/s/ RICHARD J. FREELAND Richard J. Freeland	Director	April 16, 2009
/s/ DR. JÜRGEN KOLB Dr. Jürgen Kolb	Director	April 16, 2009
/s/ JAMES C. MARCUCCILLI James C. Marcuccilli	Director	April 16, 2009
/s/ JOSEPH D. RUFFOLO Joseph D. Ruffolo	Director	April 16, 2009

Steel Dynamics Sales Company North America, Inc.
By:	/s/ KEITH E. BUSSE Name: Keith E. Busse Title: President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President, CEO and Director (Principal Executive Officer)	April 16, 2009
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Vice President, Assistant Secretary and Director	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Vice President and Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Director (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

SDI Investment Company
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ THERESA E. WAGLER Theresa E. Wagler	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 16, 2009
/s/ RICHARD A. POINSATTE Richard A. Poinsatte	Vice President and Director (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Vice President and Director	April 16, 2009
/s/ JOHN J. KOACH John J. Koach	Director	April 16, 2009

New Millennium Building Systems, LLC
By:	Steel Dynamics, Inc., its sole member

By:	/s/ THERESA E. WAGLER
Name: Theresa E. Wagler Title: Executive Vice President and Chief Financial Officer

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Executive Vice President and Director	April 16, 2009
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Executive Vice President and Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009
/s/ JOHN C. BATES John C. Bates	Director	April 16, 2009

Signature	Title	Date

/s/ FRANK D. BYRNE Frank D. Byrne	Director	April 16, 2009
/s/ PAUL B. EDGERLEY Paul B. Edgerley	Director	April 16, 2009
/s/ RICHARD J. FREELAND Richard J. Freeland	Director	April 16, 2009
/s/ DR. JÜRGEN KOLB Dr. Jürgen Kolb	Director	April 16, 2009
/s/ JAMES C. MARCUCCILLI James C. Marcuccilli	Director	April 16, 2009
/s/ JOSEPH D. RUFFOLO Joseph D. Ruffolo	Director	April 16, 2009

John W. Hancock, Jr., LLC
By:	Roanoke Electric Street Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President and Director (Principal Executive Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Vice President	April 16, 2009
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Vice President	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009
/s/ RICHARD A. POINSATTE Richard A. Poinsatte	Vice President and Secretary	April 16, 2009

Shredded Products II, LLC
By:	Steel Dynamics, Inc., its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Executive Vice President and Chief Financial Officer

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	Chairman and Chief Executive Officer (Principal Executive Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Executive Vice President and Director	April 16, 2009
/s/ RICHARD P. TEETS, JR. Richard P. Teets, Jr.	Executive Vice President and Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Executive Vice President, Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Signature	Title	Date

/s/ JOHN C. BATES John C. Bates	Director	April 16, 2009
/s/ FRANK D. BYRNE Frank D. Byrne	Director	April 16, 2009
/s/ PAUL B. EDGERLEY Paul B. Edgerley	Director	April 16, 2009
/s/ RICHARD J. FREELAND Richard J. Freeland	Director	April 16, 2009
/s/ DR. JÜRGEN KOLB Dr. Jürgen Kolb	Director	April 16, 2009
/s/ JAMES C. MARCUCCILLI James C. Marcuccilli	Director	April 16, 2009
/s/ JOSEPH D. RUFFOLO Joseph D. Ruffolo	Director	April 16, 2009

Roanoke Electric Steel Corporation
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President and Director (Principal Executive Officer)	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

New Millennium Building Systems, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Secretary

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President and Director (Principal Executive Officer)	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Socar of Ohio, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Secretary

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President and Director (Principal Executive Officer)	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Steel of West Virginia, Inc. SWVA, Inc. Marshall Steel, Inc. Steel Ventures, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY R. DUKE Timothy R. Duke	President, Treasurer and CEO (Principal Executive Officer)	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009

The Techs Industries, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH E. BUSSE Keith E. Busse	President (Principal Executive Officer)	April 16, 2009
/s/ MARK D. MILLETT Mark D. Millett	Vice President and Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

OmniSource Corporation Industrial Scrap Corporation Admetco, Inc. Jackson Iron & Metal Company, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT Mark D. Millett	President and Director (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

OmniSource Transport, LLC
OmniSource Southeast, LLC
OmniSource Indianapolis, LLC
OmniSource Athens Division, LLC
Michigan Properties Ecorse, LLC
Recovery Technologies, LLC
Lucky Strike Metals, LLC
Global Shredding Technologies, Ltd., LLC
Auburn Investment Company, LLC
Scientific Recycling Group, LLC
Superior Aluminum Alloys, LLC
OmniSource, LLC
Industrial Scrap, LLC
By:	OmniSource Corporation, sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date: April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT Mark D. Millett	President and Director (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Atlantic Scrap and Processing—Wilmington, LLC Carolinas Recycling Group, LLC
By:	OmniSource Southeast, LLC, its sole member
By:	OmniSource Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT Mark D. Millett	President and Director (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

Lumberton Recycling, Inc. Cohen & Green Salvage Co., Inc. Raeford Salvage Company, Inc.
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARVIN SIEGEL Marvin Siegel	President (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting (Officer)	April 16, 2009

Capitol City Metals, LLC
By:	OmniSource Indianapolis, LLC, its sole member
By:	OmniSource Corporation, its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT Mark D. Millett	President and Director (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009

OmniSource Bay City, LLC
By:	Jackson Iron & Metal Company, Inc., its sole member
By:	/s/ THERESA E. WAGLER Name: Theresa E. Wagler Title: Vice President

Date:  April 16, 2009

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Theresa E. Wagler, Mark D. Millett and Richard P. Teets, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK D. MILLETT Mark D. Millett	President and Director (Principal Executive Officer)	April 16, 2009
/s/ KEITH E. BUSSE Keith E. Busse	Director	April 16, 2009
/s/ THERESA E. WAGLER Theresa E. Wagler	Vice President (Principal Financial Officer) (Principal Accounting Officer)	April 16, 2009